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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

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Pacific Sunwear of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3450 East Miraloma Avenue
Anaheim, California 92806

April 23, 2009

Dear Shareholders:

You are cordially invited to attend our 2009 annual meeting of shareholders to be held on Friday, May 29, 2009, at the principal office of the Company located at 3450 East Miraloma Avenue, Anaheim, California 92806, beginning at 9:00 a.m. local time.

At this meeting, you will be asked to vote on the following matters:

1. The election of one Class I director for a one-year term and three Class III directors each for a three-year term.

2. An amendment to the Company’s Amended and Restated Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an additional 1,000,000 shares.

3. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010.

4. Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The members of the Board and management look forward to personally greeting as many shareholders as possible at the annual meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Although you presently may plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and do so at that time.

Sincerely,
Sally Frame Kasaks
Chairman of the Board
and Chief Executive Officer

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 East Miraloma Avenue
Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 29, 2009

The 2009 annual meeting of shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”), will be held at the Company’s principal office located at 3450 East Miraloma Avenue, Anaheim, California 92806, on Friday, May 29, 2009, at 9:00 a.m. local time, for the following purposes:

(1) To elect one member of the Board of Directors to serve as a Class I director for a one-year term and three members of the Board of Directors to serve as Class III directors for a three-year term, in each case, and until their successors are duly elected and qualified. The Board’s nominee for election as a Class I director to serve for a one-year term is Pearson C. Cummin III. The Board’s nominees for election as Class III directors to serve for a three-year term are William Cobb, Michael Goldstein, and George R. Mrkonic.

(2) To amend the Company’s Amended and Restated Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an additional 1,000,000 shares.

(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010.

(4) To transact such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

These items of business, including the Board’s nominees for directors, are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 8, 2009 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Michael L. Henry
Senior Vice President, Chief Financial Officer
and Secretary

Anaheim, California
April 23, 2009

YOUR VOTE IS IMPORTANT

No matter how many shares you owned on the record date, please indicate your voting instructions on the enclosed proxy card. Date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 29, 2009
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008
OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008
PENSION BENEFITS -- FISCAL 2008
NON-QUALIFIED DEFERRED COMPENSATION -- FISCAL 2008
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
CORPORATE GOVERNANCE
RELATED PARTY TRANSACTIONS POLICY
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
OTHER MATTERS

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 East Miraloma Avenue
Anaheim, California 92806

ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 29, 2009

PROXY STATEMENT

The accompanying proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) for use at the Company’s 2009 annual meeting of shareholders to be held on Friday, May 29, 2009, at 9:00 a.m. local time, at the Company’s principal office located at 3450 East Miraloma Avenue, Anaheim, California 92806, and at any and all adjournments or postponements thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about April 23, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 29, 2009. This proxy statement and the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 are available on the Internet at www.pacsun.com/proxy.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What is being voted on?

A:
(1) The election of one director to serve on the Company’s Board of Directors as a Class I director for a one-year term and the election of three directors to serve on the Company’s Board of Directors as Class III directors each for a three-year term (Proposal 1);

(2) The amendment of the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for issuance under the plan by an additional 1,000,000 shares (Proposal 2); and

(3) The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010 (“fiscal 2009”) (Proposal 3).

We will also transact such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

Q:	How does the Board recommend I vote on these proposals?

A:	The Board of Directors recommends a vote FOR each of the Board’s nominees for director listed in this proxy statement (FOR Proposal 1), FOR the amendment of the ESPP (FOR Proposal 2), and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (FOR Proposal 3).

Q:	Who is entitled to vote?

A:	The record date for the annual meeting is April 8, 2009. Holders of record of the Company’s common stock as of the close of business on that date are entitled to vote at the annual meeting.

Q:	How can I vote my shares?

A:	If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares and the proxy materials and proxy card are being sent directly to you by the Company. As the shareholder of record, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, or attend and vote at the annual meeting in person. If, like most shareholders, your shares are held through a broker, bank or other nominee (that is, in “street name”) rather than directly in your name, the proxy materials are being forwarded to you by your broker, bank or other nominee together with a voting instruction card. You should follow the instructions included on the voting instruction card you receive in order to instruct the broker, bank or other nominee how to vote the shares. Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

Q:	What do I need for admission to the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a shareholder of record or a beneficial owner as of the close of business on April 8, 2009, or you hold a valid legal proxy for the annual meeting. If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the annual meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Company common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your valid legal proxy and photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	If your shares are registered differently or are held in more than one account, you will receive a proxy card or voting instruction card for each account. To ensure that all of your shares are voted, please use all the proxy cards and voting instruction cards you receive to vote your shares.

Q:	Can I revoke my proxy?

A:	Yes. Any shareholder of record has the power to revoke his or her proxy at any time before it is voted by delivering a written notice of revocation to the Secretary of the Company at the Company’s principal office, by delivering a proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person. However, your mere presence at the annual meeting, without voting in person, will not, by itself, revoke your proxy. For shares held in street name, you may revoke a proxy by submitting new voting instructions to the broker or, if you have obtained a legal proxy from the broker giving you the right to vote the shares at the annual meeting, by attending the meeting and voting in person.

Q:	How many shares can vote?

A:	As of the close of business on the record date of April 8, 2009, there were 65,726,513 shares of common stock of the Company issued and outstanding. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

Q:	How is a quorum determined?

A:	A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of a majority of the shares of the Company’s common stock entitled to be voted will constitute a quorum. The election inspector will treat abstentions and shares referred to as “broker non-votes” (that is, shares held by brokers as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:	What vote is required to approve each proposal?

A:	The Company has adopted a majority vote standard for the election of directors. Under this vote standard, one Class I director nominee and three Class III director nominees will be elected at the annual meeting if (i) the nominee receives the affirmative vote of a majority of the shares represented and voting at the meeting, and (ii) the shares voting affirmatively for the nominee also constitute a majority of the required quorum. The majority vote standard is discussed further under the section entitled “Proposal 1 Election of Directors — Vote Required for Election of Directors.”

The proposals to approve the amendments to the ESPP and to ratify the appointment of the Company’s independent registered public accounting firm require a vote that satisfies two criteria: (i) holders of a majority of the shares represented and voting at the annual meeting, either in person or by proxy, must vote in favor of the proposal, and (ii) shares voting affirmatively on the proposal must also constitute at least a majority of the shares required to constitute a quorum at the annual meeting.

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:	The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of the election of directors and each of the other two proposals at the meeting, abstentions will have no effect on the outcome of the vote under clause (i) of the vote requirement described above, which recognizes only votes cast with respect to the nominee or the proposal. However, abstentions may have the effect of a vote AGAINST the nominee or proposal under clause (ii) of the vote requirement described above because abstentions are counted for purposes of determining the existence of a quorum.

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker is entitled to vote your shares on “routine” items, such as the election of directors in Proposal 1 and ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm in Proposal 3. On the other hand, a broker will not be permitted to vote shares held by a beneficial owner with respect to “non-routine” items. Proposal 2 to amend the ESPP is considered a non-routine item. Thus, if you do not give your broker voting instructions, your shares may be treated as “broker non-votes” and may not be voted on Proposal 2. In that event, your shares will be treated as not present and not voting on or entitled to vote with respect to Proposal 2, although they will count for purposes of determining whether a quorum exists.

We urge you to provide instructions to your broker so that your votes will be counted on all matters at the meeting. You should vote your shares by following the instructions provided on the voting instruction card and returning your voting instruction card to your broker to ensure that your shares are voted on your behalf.

Q:	How will shares be voted if a shareholder returns a blank proxy card?

A:	If a shareholder signs and sends in a proxy card and does not indicate how the shareholder wants to vote, the election inspector will count that proxy as a vote FOR each of the Board’s nominees for director listed in this proxy statement (FOR Proposal 1), FOR the amendment of the ESPP (FOR Proposal 2), and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (FOR Proposal 3).

Q:	How will voting on any other business be conducted?

A:	Although the Board of Directors does not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business comes before the annual meeting, a shareholder’s signed proxy card gives discretionary authority to the “proxies” named in the proxy card, Sally Frame Kasaks and Michael L. Henry, to vote on those matters according to their best judgment.

Q:	Who will bear the costs of this solicitation?

A:	The expense of soliciting proxies will be borne by the Company. The Company will solicit proxies principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company has also engaged D.F. King & Co. to assist in the solicitation of proxies, for a fee not expected to exceed $50,000 plus out-of-pocket expenses. The Company has agreed to indemnify D.F. King & Co. against certain liabilities arising out of or in connection with the engagement. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting?

A:	Yes. Shareholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2010 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Commission (“SEC”). To be eligible for inclusion, shareholder proposals must be received no later than December 24, 2009 and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be sent to the Company’s Corporate Secretary at 3450 East Miraloma Avenue, Anaheim, California 92806.

In addition, if you intend to nominate persons for election to the Board of Directors at our 2010 annual meeting or if you wish to present a proposal at our 2010 annual meeting but you do not intend to have it included in our 2010 proxy statement, your proposal must be delivered to the Company’s Corporate Secretary at the above address no earlier than January 29, 2010 and no later than February 28, 2010 (provided, however, that if the 2010 annual meeting of shareholders is held earlier than April 28, 2010 or later than August 7, 2010, nominations and proposals must be received no earlier than the close of business on the 120th day prior to the date of the 2010 annual meeting of shareholders and no later than the close of business on the later of the 90th day prior to the date of the 2010 annual meeting of shareholders or the 10th day following the day on which public announcement of the date of the 2010 annual meeting of shareholders is first made). The shareholder notice must also include certain information concerning the shareholder and each nominee and proposal, as specified in the Company’s Bylaws. Director nominations or proposals that are not submitted within the deadlines specified above and do not satisfy the other requirements specified in the Company’s Bylaws will not be acted upon at the 2010 annual meeting.

Q:	How do I obtain a separate set of proxy materials if I share an address with other shareholders?

A:	As permitted by applicable law, only one copy of the proxy materials, which include this proxy statement and the 2008 Annual Report, is being delivered to shareholders with the same last name residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy materials. The Company will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any shareholder residing at an address to which only one copy was mailed. If you are a shareholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2008 Annual Report, or if you desire to receive a separate proxy statement and/or annual report in the future, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to: Investor Relations, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806 or by telephone at (714) 414-4000.

If you hold your shares in street name, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2008 Annual Report. You may contact your broker, bank or other nominee directly if you wish to receive multiple copies of proxy materials in the future if you reside at the same address as another shareholder and only one copy was delivered to you.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than five or more than nine until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed by amendment of the Bylaws duly adopted either by the Board of Directors or the shareholders. During the past year, the size of the Board of Directors, which is currently divided into two classes, was increased from eight to nine. The exact number of authorized directors as of the date of this proxy statement is nine.

The Company’s Bylaws provide that, in the event the number of directors is fixed at nine or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, effective as of the first annual meeting following the increase, and that each director then continuing to serve as a director shall continue as a director of the class of which he or she is a member until the expiration of his or her current term. Accordingly, effective at this year’s annual meeting, the Board of Directors has divided Class I, which is currently comprised of four directors whose terms expire at the annual meeting, into Class I and Class III. At the annual meeting, one Class I director will be elected to serve for a one-year term and until his successor shall have been duly elected and qualified, and three Class III directors will be elected each to serve for a three-year term and until his or her successor shall have been duly elected and qualified. The directors currently serving in Class II will continue to serve as Class II directors until their term expires at the 2010 annual meeting of shareholders or their prior death, resignation or removal.

Pearson C. Cummin III is the Board’s nominee for election to the Board of Directors for a one-year term. William Cobb, Michael Goldstein and George R. Mrkonic are the Board’s nominees for election to the Board of Directors each for a three-year term. Each of the nominees is currently serving as a director of the Company and, with the exception of Mr. Cobb, each nominee was previously elected to the present term of office by shareholders of the Company. Following the recommendation of a non-management director, the Nominating and Governance Committee of the Board of Directors recommended, and the Board of Directors approved, the appointment of William Cobb to the Board of Directors in August 2008 to serve as a Class I director for a term of office expiring at the Company’s annual meeting of shareholders in 2009.

The accompanying proxies solicited by the Board of Directors will be voted FOR the election of the Company’s four nominees named below, unless the proxy card is marked to withhold authority to vote.

The Company’s nominees for election as directors are:

Class	Nominee	Term

I	Pearson C. Cummin III	One-year term expiring at the 2010 annual meeting
III	William Cobb	Three-year term expiring at the 2012 annual meeting
III	Michael Goldstein	Three-year term expiring at the 2012 annual meeting
III	George R. Mrkonic	Three-year term expiring at the 2012 annual meeting

If any of the nominees should become unavailable for election to the Board of Directors, the persons named as proxy holders in the proxy or their substitutes may vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

Vote Required for Election of Directors

For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the four directors to be elected. The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. This means that in an election where the Board of Directors determines, at the expiration of the time fixed under the applicable provisions of the Company’s Bylaws requiring advance notification of director nominations, that the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board of Directors if the nominee receives the affirmative vote of a majority of the shares represented and voting at the meeting, provided that the shares voting affirmatively also constitute a majority of the required quorum.

The majority voting standard does not apply, however, if the Board of Directors determines that the number of candidates for election exceeds the number of directors to be elected by the shareholders at that election. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting, up to the number of directors to be elected by those shares, would be elected as directors. Because the Board has determined that the number of nominees for election at the 2009 annual meeting will not exceed the number of directors to be elected at the meeting, the election of directors at the annual meeting is not contested. As a result, one Class I director nominee and three Class III director nominees will be elected at the annual meeting if (i) the nominee receives the affirmative vote of a majority of the shares represented and voting at the meeting, and (ii) the shares voting affirmatively for the nominee also constitute a majority of the required quorum. Abstentions will have no effect on the election of directors under clause (i) above, which recognizes only votes cast with respect to the nominee. However, abstentions may have the effect of a vote AGAINST the nominee under clause (ii) above because abstentions are counted for purposes of determining the existence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE IN THE PROXY.

Nominees and Continuing Directors

The following table provides information regarding each of the Board’s nominees for election to the Board of Directors as well as all other members of the Board of Directors. The ages shown are as of April 8, 2009. The Board of Directors has affirmatively determined that each of Messrs. Brewer, Cobb, Cummin, Goldstein, Murnane, Starrett and Mrkonic and Ms. Nichols is an independent director as defined in the rules of The Nasdaq Stock Market (“NASDAQ”). Ms. Kasaks does not qualify as an independent director due to currently holding the role of Chief Executive Officer of the Company. Mr. Julius Jensen III, who served on our Board of Directors until his resignation on July 14, 2008, was also an independent director as defined in NASDAQ rules during the period of his service on our Board.

		Director
Name (Age)	Business Experience and Directorships	Since

Brett Brewer (36) **	Mr. Brewer is an Internet entrepreneur who has built, operated and sold Internet media companies. Mr. Brewer co-founded Intermix Media, which launched several online businesses including Myspace.com, Skilljam.com and Alena.com. Mr. Brewer currently holds the position of President and Director of Adknowledge.com, a behavioral-based advertising technology company.	2008

William Cobb (52) ***	Mr. Cobb previously worked for eBay, Inc. from 2000 to 2008, where he most recently served as President of eBay Marketplaces North America. Prior to joining eBay, Inc., he held various marketing and executive positions at Pepsico/Tricon, where he worked for thirteen years. Director of Orbitz Worldwide, Inc. and Och-Ziff Capital Management Group LLC.	2008

Pearson C. Cummin III (66)*	Managing Member, Grey Fox Associates, LLC, since December 2002. Previously, General Partner of Consumer Venture Partners, a venture capital investment firm, from January 1986 to December 2002. Director of The Boston Beer Company.	1988

		Director
Name (Age)	Business Experience and Directorships	Since

Michael Goldstein (67) ***	Director of Charming Shoppes, Inc., 4 Kids Entertainment, Martha Stewart Omnimedia, and Medco Health Solutions. Previously, Chairman of the Board of Toys R Us, Inc. from February 1998 to June 2001, including acting Chief Executive Officer from August 1999 to January 2000. Prior to that, Vice Chairman of the Board and Chief Executive Officer from February 1994 to February 1998.	2004

Sally Frame Kasaks (64) **	Appointed Chairman of the Board and Chief Executive Officer effective May 22, 2007. Interim Chief Executive Officer October 1, 2006 through May 22, 2007. Lead Director from March 2006 through September 2006. Retail business consultant since January 1997. Previously, Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., a specialty apparel retailer, where she was employed from February 1992 to August 1996. President and Chief Executive Officer of Abercrombie and Fitch, which was a specialty apparel retailing division of The Limited, Inc., from February 1989 to February 1992. Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 to September 1988. Director of The Children’s Place Retail Stores, Inc.	1997

Thomas M. Murnane (62) **	Retired as Partner from PricewaterhouseCoopers, where he held various retail and strategic consulting positions, including service in the Management Horizons Division and PwC Consulting, from 1980 to 2002. Co-founder of ARC Business Advisors, a New York LLC involved in strategic consulting and business advisory services. Director of The Pantry, Inc. and Finlay Enterprises, Inc.	2003

Peter Starrett (61) **	Lead Director since October 1, 2006. Operating Executive for Freeman Spogli & Co., a private equity firm, since 1998. Previously, President of Warner Bros. Studio Stores, a division of Time Warner, from 1990 to 1998. Prior to that, Mr. Starrett served in various senior management positions at Federated and May Department Stores. Director of HH Gregg, Inc.	2003

Grace Nichols (62) **	Ms. Nichols spent more than 20 years at Limited Brands, including 14 years as Chief Executive Officer of Victoria’s Secret Stores. Ms. Nichols retired from the CEO role in January 2007. Prior to joining Limited Brands, Ms. Nichols held various positions at The Broadway and Weinstocks, divisions of Carter, Hawley Hale Stores Inc. Director of New York & Company, Inc.	2007

George R. Mrkonic (56) ***	Retired President and Vice Chairman of Borders Group, Inc., having previously served as Director from 1994 until 2004, Vice Chairman from December 1994 until January 2002 and President from December 1994 until January 1997. Director of Autozone, Inc., Brinker International, Inc., and Nashua Corporation.	2007

*	Nominee for election as a Class I director serving until the 2010 annual meeting of shareholders and until his successor shall have been duly elected and qualified.

**	Current Class II director serving until the 2010 annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.

***	Nominee for election as a Class III director serving until the 2012 annual meeting of shareholders and until his successor shall have been duly elected and qualified.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Compensation

Employee members of the Board of Directors are not paid any compensation or additional remuneration for their services to the Board. The following table presents information regarding the compensation of the Company’s non-employee directors for their services as a director during the Company’s fiscal year ended January 31, 2009 (“fiscal 2008”). Consistent with SEC disclosure requirements, amounts shown for option awards reflect the Company’s accounting expense for these awards during fiscal 2008. The amounts do not reflect whether the director has actually realized a financial benefit from the options. For example, based on the closing price of the Company’s common stock on April 21, 2009 (as quoted on Nasdaq Global Select Market), all of the outstanding option awards held by the non-employee directors are currently “underwater” and have zero intrinsic value.

	Fees
	Earned
	or Paid	Option
	in Cash	Awards	Total
Director Name	($)	($)(1)	($)

Pearson C. Cummin III	70,250	202,365	272,615
Michael Goldstein	76,250	202,365	278,615
Julius Jensen III(2)	28,000	—	28,000
Thomas M. Murnane	63,750	202,365	266,115
Peter Starrett	92,500	202,365	294,865
Grace Nichols	71,000	27,430	98,430
George R. Mrkonic	68,500	23,691	92,191
William Cobb(2)	39,500	3,903	43,403
Brett Brewer(2)	21,750	319	22,069

(1)	We granted each of our non-employee directors an award of 9,000 stock appreciation rights (“SARs”) during fiscal 2008. Each of these SAR awards for Messrs. Cummin, Goldstein, Jensen, Murnane, Starrett, Nichols and Mrkonic had a grant-date fair value of $9.49 and vests over a three-year period. The SAR awards for Messrs. Cobb and Brewer had a grant-date fair value of $7.97 and $1.20, respectively, and vest over a three-year period. The amounts reported under “Option Awards” reflect the amounts recognized for financial statement reporting purposes during fiscal 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions) related to all outstanding option awards (which term includes stock options and stock appreciation rights for purposes of this proxy statement), including those granted in prior years. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see (i) Note 5 to the Consolidated Financial Statements on Form 10-K for the fiscal year ended January 31, 2009 and (ii) similar footnotes to the Company’s Consolidated Financial Statements for prior years when the awards were granted.

(2)	Mr. Jensen resigned as a director of the Company effective July 14, 2008. Messrs. Cobb and Brewer were appointed to our Board on August 18, 2008 and November 21, 2008, respectively.

The following table presents the number of outstanding and unexercised option awards (including SARs) held by each of our non-employee directors as of January 31, 2009. No non-employee director held any outstanding stock awards (which term includes non-vested stock and non-vested stock units, but does not include stock options or SARs, for purposes of this proxy statement) as of January 31, 2009.

Number of Shares
Subject to
Outstanding
Option Awards at
Non-Employee Director	January 31, 2009

Pearson C. Cummin III	88,875
Michael Goldstein	45,000
Julius Jensen III(1)	—
Thomas M. Murnane	58,500
George R. Mrkonic	18,000
Grace Nichols	18,000
Peter Starrett	58,500
William Cobb	9,000
Brett Brewer	9,000

(1)	As a result of Mr. Jensen’s resignation from the Board on July 14, 2008, Mr. Jensen forfeited 53,156 shares subject to his then-outstanding options and SAR awards.

Compensation paid to our non-employee directors for their service on our Board during fiscal 2008 generally consisted of an annual retainer, fees for attending meetings, and an annual equity award. Providing a combination of equity and cash incents our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year.

Annual Retainer and Meeting Fees.  The following table sets forth the schedule of meeting fees and annual retainers for non-employee directors currently in effect:

Type of Fee	($)

Annual retainer to lead director, disbursed in five equal payments corresponding to each regularly scheduled Board meeting	50,000
Annual Board retainer other than to lead director, disbursed in five equal payments corresponding to each regularly scheduled Board meeting	30,000
Additional annual retainer to audit committee chairman (excludes lead director), disbursed in same manner as Board member annual retainer	10,000
Additional annual retainer to committee chairman other than audit committee chairman (excludes lead director), disbursed in same manner as Board member annual retainer	5,000
Fee for each Board meeting attended in person	3,000
Fee for each Board meeting attended telephonically and for each committee meeting attended in person or telephonically	1,250

All non-employee directors are also reimbursed for out-of-pocket expenses they incur in attending meetings of the Board.

Annual Equity Awards.  During fiscal 2008, our non-employee directors received an annual award in the form of 9,000 stock-settled SARs under the Company’s 2005 Performance Incentive Plan on or about the date of our annual shareholder meeting. Messrs. Cobb and Brewer received an award of 9,000 stock-settled SARs on August 18, 2008 and November 20, 2008, respectively, which are the dates on which they were appointed to the Board of Directors.

Upon exercise of a SAR, the holder of the award will be entitled to a number of shares of the Company’s common stock equal to (i) the number of SARs exercised, multiplied by (ii) the positive difference (if any) between the fair market value of a share of our common stock at the time of exercise less the base price of the SAR, divided by (iii) the fair market value of a share of our common stock at the time of exercise. Stock options and SARs are similar in that the value realized upon exercise of the award is based on the appreciation in the value of a share of our common stock above the base price of the SAR or the exercise price of the option. However, unlike a stock option where the holder of the option must pay the exercise price of the option in order to acquire the stated number of shares, the holder of a SAR does not have to pay anything to exercise the SAR — the holder simply receives the benefit equal to the amount by which the fair market value of our common stock on the exercise date exceeds the base price of the SAR.

Each SAR award to our non-employee directors was granted with a per-share base price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Performance Incentive Plan and the Company’s equity award grant practices, the fair market value is equal to the closing price of a share of our common stock on the grant date.

Subject to each non-employee director’s continued service as a director, each SAR award vests as to one-third of the total number of SARs subject to the award on each of the first, second and third anniversaries of the grant date (or, in each case if earlier, the date of the regularly scheduled meeting of shareholders that occurs in the year in which such vesting date would otherwise fall). Pursuant to the terms of the 2005 Performance Incentive Plan, SARs granted to our non-employee directors will vest on an accelerated basis in connection with a change in control of the Company, unless otherwise provided by the Board of Directors in circumstances where the Board has made a provision for the assumption or other continuation of the awards. Once vested, SARs will generally remain exercisable until their normal expiration date. However, vested SARs may terminate earlier in connection with a change in control transaction. In addition, unvested SARs will immediately terminate upon a termination of a non-employee director’s services as a director. The non-employee director will generally have three months to exercise vested SARs following a termination of his or her services as a director. This period is extended to twelve months if the termination is on account of the non-employee director’s death or total disability. SARs granted to non-employee directors do not include any dividend rights.

The Compensation Committee of the Board of Directors, in consultation with its independent compensation consultant, Hewitt Associates, periodically reviews and makes recommendations to the Board regarding the Company’s director compensation program to assure that it is sufficient to attract and retain qualified individuals to serve as directors. Beginning in fiscal 2009, the Company will replace the annual award of 9,000 SARs to each non-employee director continuing in service after the annual meeting with an automatic annual award of $100,000 to be delivered solely in the form of Restricted Stock Units (“RSUs”), or in a combination of RSUs and cash under the circumstances described below. Each RSU will be granted under the Company’s 2005 Performance Incentive Plan, and will represent the right to receive one share of Company common stock following the date the director ceases to be a member of the Board of Directors. The Board of Directors believes that delaying delivery of the common stock until after the director ceases to be a member of the Board of Directors more closely aligns the director’s interest with the long-term interests of the Company’s shareholders. The number of RSUs subject to a continuing non-employee director’s annual award will be determined by dividing the sum of $100,000 by the closing price of a share the Company’s common stock on the date of grant of the award, which is expected to be on or about the date of the annual meeting of shareholders. In no event, however, will any non-employee director’s RSU award cover more than 25,000 units in any single fiscal year. To the extent that the number of units subject to a director’s annual RSU award would otherwise exceed 25,000 units under the above formula, the Company will supplement the RSU award with a cash payment to the director in the amount necessary to achieve the $100,000 value target. Consistent with the timing for payment of the RSUs, payment of any supplemental cash award will be deferred until after the date the director ceases to be a member of the Board of Directors. The RSUs and, if applicable, the right to receive any supplemental cash award, will vest on the first anniversary of the grant date (or if earlier, the date of the regularly scheduled annual meeting of shareholders that occurs in the year in which such vesting date would otherwise fall). The RSUs and, if applicable, the right to receive any supplemental cash award, will vest on an accelerated basis in connection with a change in control of the Company, unless otherwise provided by the Board of Directors in circumstances where the Board has made a provision for the assumption or other continuation of the awards. In addition, if a non-employee director’s service terminates by reason of the director’s death, disability or voluntary retirement, any unvested RSUs (and any supplemental cash awards) will then vest on a pro rata basis, proportionate to the part of the year during which the non-employee director served, with the remainder of the RSUs (and any supplemental cash awards) to be forfeited unless otherwise determined by the Board of Directors.

Each non-employee director’s SARs and RSUs are subject to the terms of the 2005 Performance Incentive Plan. The Board of Directors administers the plan as to non-employee director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.

Director Stock Ownership Guidelines

To better align the interests of directors with the interests of the Company’s shareholders, the Board of Directors has established ownership guidelines under which each non-employee director is to own shares of common stock in the Company with a value equal to at least five times the annual cash retainer paid to the director for his or her services on the Board (that is, at present, $250,000 in the case of the lead director and $150,000 in the case of all other non-employee directors). These shares are in addition to shares issuable upon the deferred payout of vested RSU awards following the termination of Board service. For purposes of these guidelines, the value of the shares is determined based on the amount invested by the director at the time of each purchase or, if greater, the then-current market value of such shares. Each non-employee director is credited with any shares acquired by such director upon the exercise of SARs, options or other equity awards, but shares issuable in respect of vested RSUs following termination of service on the Board of Directors are disregarded. This ownership goal must be attained prior to November 2010 for all current non-employee directors with the exceptions of Ms. Nichols and Messrs. Mrkonic, Brewer and Cobb, each of whom must attain this ownership goal prior to the five-year anniversary of their respective appointment date to the Board of Directors (which for Ms. Nichols and Mr. Mrkonic, occurs in 2012, and for Messrs. Brewer and Cobb, occurs in 2013). Any future new directors must attain this ownership goal within five years of appointment or election to the Board of Directors. The Board of Directors may modify these guidelines at any time.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. All members of each of the Board committees satisfy the independence requirements of rules of the NASDAQ and applicable law (including, in the case of members of the Audit Committee, Rule 10A-3 promulgated under the Securities Exchange Act of 1934). The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are as follows:

Nominating and
		Compensation	Governance
Director	Audit Committee	Committee	Committee

Sally Frame Kasaks,
Chairman of the Board and Chief Executive Officer
Brett Brewer	X
William Cobb		X	X
Pearson Cummin III	X
Michael Goldstein	XX
George R. Mrkonic		X	XX
Thomas M. Murnane	X
Grace Nichols		XX	X
Peter Starrett, Lead Director		X	X

X = Member

XX = Chair

Audit Committee.  The primary responsibility of the Audit Committee is to confirm the independence of the Company’s independent registered public accounting firm, review the scope of audit and non-audit assignments, and assess the adequacy of internal controls. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee Charter, which was most recently reviewed by the Audit Committee in January 2009, sets forth the authority and responsibilities of the Audit Committee and is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Audit Committee” under the “Corporate Governance” heading.

The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the independence requirements of NASDAQ, the SEC and other applicable law. At all times during fiscal 2008, the Audit Committee consisted of at least three board members, each of whom the Board of Directors affirmatively determined meets these independence requirements. The Audit Committee is currently comprised of Messrs. Brewer, Cummin, Goldstein and Murnane. Mr. Mrkonic served as a member of the Audit Committee until January 1, 2009, when Mr. Brewer and Mr. Cummin were appointed to the Audit Committee. In addition, Mr. Jensen was a member of the Audit Committee until July 14, 2008, when he resigned from the Board of Directors. The Board of Directors has also determined that Mr. Goldstein, the chairperson of the Audit Committee, has accounting and related financial management expertise within the meaning of NASDAQ listing standards and that he qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Audit Committee met eleven times during fiscal 2008.

Compensation Committee.  The primary responsibility of the Compensation Committee is to establish and govern the compensation and benefit practices of the Company, which includes developing general compensation policies, reviewing and approving compensation of the executive officers of the Company, and overseeing all of the Company’s employee benefit plans, including the Company’s 1999 Stock Award Plan and 2005 Performance Incentive Plan (together, the “Stock Award Plans”), the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) and the Pacific Sunwear of California, Inc. Executive Severance Plan (the “Executive Severance Plan”). The Compensation Committee Charter, which was most recently reviewed by the Compensation Committee in March 2009, is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Compensation Committee” under the “Corporate Governance” heading. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two board members who satisfy the independence requirements of NASDAQ and applicable law. At all times during fiscal 2008, the Compensation Committee consisted of at least three board members, each of whom the Board of Directors has affirmatively determined meets these independence requirements. The Compensation Committee is currently comprised of Messrs. Cobb, Mrkonic and Starrett and Ms. Nichols. Mr. Cummin served as a member of the Compensation Committee until January 1, 2009, when Mr. Mrkonic joined the committee. The Compensation Committee met ten times during fiscal 2008.

Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•	review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies;

•	review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation;

•	consider and approve the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate;

•	make recommendations to the Board with respect to the Company’s incentive and equity-based compensation plans, and administer any such plans for which no other administrator is named;

•	review the Company’s other compensation and benefit plans in light of the Company’s plans, objectives, needs and competitive position;

•	make recommendations to the Board of Directors with respect to compensation of directors and committee members;

•	review the Company’s annual compensation discussion and analysis disclosure for inclusion in the Company’s proxy statement or annual report, and issue a report (which will also be included in the proxy statement or annual report) as to whether the Compensation Committee recommends to the Board that such compensation discussion and analysis be included in the proxy statement or annual report;

•	review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval;

•	annually review the Compensation Committee’s own performance; and

•	make recommendations and report to the Board and other Board committees with respect to compensation policies of the Company or any of the foregoing matters.

The Compensation Committee retains the power to appoint subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Compensation Committee or the Board. Except as described below, our executive officers, including the Named Officers (as defined under the heading “Executive Compensation and Related Matters — Compensation Discussion and Analysis” below), do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers. However, our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term incentive compensation levels for less senior officers, including the other Named Officers, in accordance with the Compensation Committee Charter.

Pursuant to its Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including the Named Officers). The Compensation Committee retained Hewitt Associates (“Hewitt”) as an independent compensation consultant to assist it in determining the compensation levels for our senior executive officers for fiscal 2008. The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The Compensation Committee retains the sole authority to hire and terminate its consultant.

Nominating and Governance Committee.  The Nominating and Governance Committee reviews the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of NASDAQ. The Nominating and Governance Committee also recommends qualified candidates as directors of the Company, including the slate of directors that the Board proposes for election by shareholders at the Company’s annual meetings of shareholders. The Nominating and Governance Committee considered and recommended the four Board nominees presented for election as directors at the annual meeting. The Nominating and Governance Committee Charter, which was most recently reviewed by the Nominating and Governance Committee in April 2009, is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Nominating and Governance Committee” under the “Corporate Governance” heading. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee consist of no fewer than two board members who satisfy the independence requirements of NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Nominating and Governance Committee meets these independence requirements. The Nominating and Governance Committee is currently comprised of Messrs. Cobb, Mrkonic and Starrett and Ms. Nichols. Mr. Cummin served as a member of the Nominating and Governance Committee until January 2009, when Mr. Mrkonic joined the committee. The Nominating and Governance Committee met five times during fiscal 2008.

Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by NASDAQ. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the Company’s affairs; (e) each director should represent the long-term interests of the Company’s shareholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience. Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a shareholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of shareholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

The Nominating and Governance Committee will consider written proposals from shareholders for nominees to the Board of Directors. Nominations should be submitted to the Nominating and Governance Committee, c/o Corporate Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the principles used by the Nominating and Governance Committee in evaluating possible candidates, as described above; (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock owned by such shareholders(s); (c) a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating shareholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board of Directors, if elected. Nominees recommended by shareholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors and the Nominating and Governance Committee.

Attendance at Board and Committee Meetings

The Board of Directors met nine times and took action by written consent one time during fiscal 2008. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which such director served during the period on which he or she served in fiscal 2008. The Company strongly encourages its directors to attend its annual meetings of shareholders. All of the Company’s directors attended the 2008 annual meeting of shareholders.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Shareholders are being asked to approve an amendment to our ESPP. The Board of Directors approved the proposed amendment to the ESPP, subject to shareholder approval, on April 1, 2009. The proposed amendment to the ESPP would increase the number of shares of our common stock available for issuance under the ESPP by an additional 1,000,000 shares.

Currently, 1,107,500 shares of our common stock are authorized for issuance under the ESPP. Of these shares, 865,806 shares have previously been purchased and 241,694 shares remain available for purchase in the current and future offering periods under the ESPP. If shareholders approve this amendment, the maximum number of shares that may be issued under the ESPP will increase from 1,107,500 shares to 2,107,500 shares.

The Board of Directors believes this amendment is necessary to, among other reasons, help ensure a sufficient reserve of common stock remains available for issuance under the ESPP to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. Under the ESPP, shares of the Company’s common stock will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common stock during periodic Offering Periods. The proposed amendment to the ESPP will not be effective without shareholder approval.

The Board of Directors believes that the ESPP helps the Company retain and motivate eligible employees and helps further align the interests of eligible employees with those of the Company’s shareholders.

Summary Description of the ESPP (as proposed to be amended)

The principal terms of the ESPP, as proposed to be amended, are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which has been filed as an exhibit to this proxy statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the ESPP by writing to Investor Relations at 3450 East Miraloma Avenue, Anaheim, California, 92806.

Purpose.  The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and those of the Company’s shareholders.

Operation of the ESPP.  The ESPP generally operates in successive six-month periods referred to as “Offering Periods.” The determination of the duration of future Offering Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months. Although the ESPP gives us flexibility to change the structure of future Offering Periods, at present we expect that Offering Periods will continue to commence on each January 1 and July 1. We may change, if we desire, the Offering Periods in the future.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Option Price for that Offering Period. The determination of the Option Price for an Offering Period may be changed from time to time, except that in no event may the Option Price for an Offering Period be lower than the lesser of (i) 90% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (ii) 90% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. Currently, the “Option Price” for an Offering Period equals 90% of the lesser of the fair market value of a share of the Company’s common stock on the Grant Date or the Exercise Date of that Offering Period. We may change, if we desire, the Offering Price in the future provided that any change we make is permitted by the ESPP. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility.  Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must:

•	be employed by the Company or one of its subsidiaries that has been designated as a participating subsidiary;

•	be customarily employed for more than five months per calendar year; and

•	have been continuously employed by the Company or one of its subsidiaries for at least three months.

Notwithstanding the foregoing, certain officers of the Company, including the named executive officers, are not eligible to participate in the ESPP. As of April 8, 2009, approximately 8,800 employees of the Company and its subsidiaries were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions.  Currently, a maximum of 1,107,500 shares of our common stock may be purchased under the ESPP (of which, as of April 8, 2009, 865,806 shares had been purchased in past Offering Periods and 241,694 shares remained available under the plan). If shareholders approve the proposed amendment to the ESPP, this share limit will increase to 2,107,500 shares of our common stock (an increase of 1,000,000 shares).

Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.

•	A participant cannot purchase more than 10,000 shares of the Company’s common stock under the ESPP in any one Offering Period.

•	A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•	A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

We have the flexibility to change the 10% contribution and the individual share limits referred to above from time to time without shareholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without shareholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Anti-dilution Adjustments.  As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our shareholders.

Termination of Participation.  A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than five months per calendar year.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions.  A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration.  The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee of the Board of Directors as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans.  The ESPP does not limit the ability of the Board of Directors or any committee of the Board of Directors to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendments.  The Board of Directors generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Shareholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without shareholder approval and without limiting the Board of Directors’ amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.

Termination.  No new Offering Periods will commence under the ESPP on or after January 1, 2017, unless the Board of Directors terminates the ESPP earlier. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and does not describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction. Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Securities Underlying Awards.  The closing price of a share of the Company’s common stock as of April 21, 2009 was $3.02 per share.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the proposed increase in the share limit for the ESPP had been in effect during fiscal 2008, we do not expect that the number of shares purchased by participants in the plan during that year would have been different than the number of shares purchased as described below. As of April 23, 2009, 865,806 shares of our common stock had been purchased under the ESPP during the life of the plan, including 218,851 shares for fiscal 2008. None of our directors or named executive officers is, or has been, eligible to participate in the ESPP at any time during the life of the plan.

Vote Required for Approval of the Amendment to the Employee Stock Purchase Plan

The Board of Directors believes that approval of the amendment to the ESPP will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success. Approval of the amendment to the ESPP requires a vote that satisfies two criteria: (i) holders of a majority of the shares represented and voting at the annual meeting, either in person or by proxy, must vote in favor of the proposal, and (ii) shares voting affirmatively on the proposal must also constitute at least a majority of the shares required to constitute a quorum at the annual meeting. Abstentions will have no effect on the outcome of the proposal under clause (i) above, which recognizes only votes cast on the proposal. However, abstentions may have the effect of a vote AGAINST the proposal under clause (ii) above because abstentions are counted for purposes of determining the existence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.

Proxies solicited by the Company’s Board of Directors will be so voted unless shareholders specify otherwise in their proxies.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP was the Company’s independent registered public accounting firm for fiscal 2008 and has reported on the Company’s consolidated financial statements included in the 2008 Annual Report that accompanies this proxy statement. The Audit Committee appoints the independent registered public accounting firm. The Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2009. In the event that shareholders do not ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements for fiscal 2008 and fiscal 2007 and the fees billed for audit-related, tax and other services rendered by Deloitte & Touche LLP for such years:

	Amount ($)
Description of Professional Service	2008(1)	2007(2)

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Forms 10-K, the reviews of the quarterly financial statements included in the Company’s Forms 10-Q, and Sarbanes-Oxley testing.	850,000	807,000
Audit-related Fees — assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements — includes 401(k) plan audit and SEC comment letter review (2009).	33,000	21,000
Tax Fees — professional services rendered for tax compliance, tax consulting and tax planning — includes reviews of federal and state income tax returns and miscellaneous tax consulting.	544,000	80,000
All Other Fees	—	—
Total Fees	1,427,000	908,000

(1)	Amounts disclosed are based, in part, on estimates of services performed as of the date of this filing but not yet billed.

(2)	Fees incurred in fiscal 2007 have been updated to reflect actual billings from Deloitte & Touche LLP. Amounts disclosed in last year’s proxy statement were based, in part, on estimates of services performed as of the date of filing but not yet billed.

Audit Committee Pre-Approval Policies and Procedures.  The Charter of the Audit Committee of our Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The charter prohibits the Company from retaining its independent registered public accounting firm to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; and internal audit outsourcing services; management functions or human resources; Broker or dealer, investment advisor, or investment banking services; Legal services and expert services unrelated to the audit; and any other services that the Public Company Accounting Oversight Board established pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in fiscal 2008 and 2007.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which was most recently reviewed by the Audit Committee in January 2009.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2008, we met and held discussions with management and the independent registered public accounting firm, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the Company’s financial statements and system of internal controls and procedures with management, and discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, we have received the written disclosures and the letter from Deloitte & Touche LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and have discussed with Deloitte & Touche LLP that firm’s independence.

During the course of fiscal 2008, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We received periodic updates concerning the system of internal controls from management and the independent registered public accounting firm at regularly scheduled Audit Committee meetings. At the conclusion of the process, management provided us with, and we reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, and (ii) the effectiveness of the Company’s internal control over financial reporting.

In reliance on the reviews and discussions noted above, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 for filing with the SEC. We also appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2009.

March 31, 2009

AUDIT COMMITTEE
Michael Goldstein, Chairman
Brett Brewer
Pearson C. Cummin III
Thomas M. Murnane

Vote Required; Recommendation of the Board

The Company’s Board of Directors and the Audit Committee believe that the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2009 is in the best interests of the Company and its shareholders.

Approval of the ratification of the independent registered public accounting firm requires a vote that satisfies two criteria: (i) holders of a majority of the shares represented and voting at the annual meeting, either in person or by proxy, must vote in favor of the proposal, and (ii) shares voting affirmatively on the proposal must also constitute at least a majority of the shares required to constitute a quorum at the annual meeting. Abstentions will have no effect on the outcome of the proposal under clause (i) above, which recognizes only votes cast on the proposal. However, abstentions may have the effect of a vote AGAINST the proposal under clause (ii) above because abstentions are counted for purposes of determining the existence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

Proxies solicited by the Company’s Board of Directors will be so voted unless shareholders specify otherwise in their proxies.

EXECUTIVE OFFICERS

The following is a list of the Company’s executive officers as of April 23, 2009, followed by their biographical information (other than for Ms. Kasaks, whose biographical information appears under “Election of Directors — Nominees and Continuing Directors”):

Executive Officer	Age	Title

Sally Frame Kasaks	64	Chief Executive Officer and Chairman of the Board
Michael L. Henry	38	Senior Vice President, Chief Financial Officer and Secretary
Thomas J. Leary	45	Senior Vice President, General Counsel and Human Resources

Michael L. Henry, who joined the Company in September 2000, was appointed Senior Vice President, Chief Financial Officer and Secretary of the Company in January 2008. In this position, he has responsibility for all aspects of the Company’s financial planning and reporting, treasury, tax, insurance, investor relations, real estate, facilities and loss prevention functions. Prior to that, he served as Interim Chief Financial Officer from November 2007 to January 2008, and Vice President, Controller from February 2006 to November 2007. Mr. Henry joined the Company in September 2000 as Controller. Prior to joining the Company, he served Deloitte & Touche LLP for six years in its audit practice. Mr. Henry is a certified public accountant.

Thomas J. Leary, who joined the Company in March 2009, serves as Senior Vice President, General Counsel and Human Resources. Prior to joining the Company, Mr. Leary was a partner in the law firm of O’Melveny & Myers LLP. Mr. Leary began his legal career with O’Melveny & Myers LLP in 1988, becoming a partner in 1997.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of April 8, 2009 (except where another date is indicated) with respect to the beneficial ownership of the Company’s common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, each director of the Company, each nominee for election to the Board of Directors named in this proxy statement, each Named Officer (as defined under the heading “Executive Compensation and Related Matters — Compensation Discussion and Analysis” below), and by all directors and current executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

	Amount in	Percentage
	Shares of	of Total
	Beneficial	Shares
Name and Address of Beneficial Owner	Ownership	Outstanding

Adage Capital Partners, LP and related parties(1)	9,950,053	15.1%
200 Clarendon Street, 52nd Floor
Boston, MA 02116
Barclays Global Investors, N.A. and related parties(2)	4,468,914	6.8%
400 Howard Street
San Francisco, CA 94105
Directors and named executive officers of the Company:
Sally Frame Kasaks(3)	713,792	1.1%
Michael L. Henry(4)	90,587	*
Lou Ann Bett(5)	—	*
Thomas M. Kennedy(6)	68,362	*
Brett Brewer	10,000	*
William Cobb	25,000	*
Pearson C. Cummin III(7)	297,896	*
Michael Goldstein(8)	61,000	*
George R. Mrkonic(9)	21,000	*
Thomas M. Murnane(10)	73,041	*
Grace Nichols(11)	26,000	*
Peter Starrett(12)	199,500	*
All directors and executive officers as a group (11 persons)	1,586,178	2.4%

*	Less than one percent.

(1)	Share ownership for Adage Capital Partners, LP and related parties is given as of December 31, 2008, and was obtained from a Schedule 13G/A, dated February 17, 2009, filed with the SEC. Adage Capital Partners, LP and related parties have shared voting and dispositive power with respect to 9,950,053 shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Adage Capital Partners GP, LLC, Adage Capital Advisors, LLC, Robert Atchinson and Phillip Gross are also deemed to be beneficial owners of such securities.

(2)	Share ownership for Barclays Global Investors N.A. (“Barclays”) and related parties is given as of December 31, 2008 and was obtained from a Schedule 13G, dated February 5, 2009, filed with the SEC. According to the Schedule 13G, (i) Barclays is the beneficial owner of 2,136,890 shares and has sole voting power with respect to 1,876,142 of such shares and sole dispositive power with respect to all of such shares, (ii) Barclays Global Fund Advisors is the beneficial owner of 2,287,446 shares and has sole voting power with respect to 1,912,359 of such shares and sole dispositive power with respect to all of such shares, and (iii) Barclays Global Investors, Ltd. is the beneficial owner of, and has sole dispositive power with respect to, 44,578 shares.

(3)	Includes 273,792 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 8, 2009. Excludes 100,000 shares that are issuable upon the vesting of restricted stock units that have neither voting nor dispositive power.

(4)	Includes 60,692 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 8, 2009.

(5)	Share ownership for Ms. Bett is provided as of March 15, 2008, the last day of Ms. Bett’s employment by the Company.

(6)	Share ownership for Mr. Kennedy is provided as of December 9, 2008, the last day of Mr. Kennedy’s employment by the Company.

(7)	Includes 79,875 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 8, 2009.

(8)	Includes 36,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 8, 2009.

(9)	Includes 6,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 8, 2009.

(10)	Includes 49,500 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 8, 2009.

(11)	Includes 6,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 8, 2009.

(12)	Includes 49,500 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 8, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were timely satisfied during fiscal 2008, with the exception of two Form 4 filings for Mr. Michael Henry and one Form 4 filing for Mr. Thomas Kennedy relating to the withholding of shares to pay taxes upon the vesting of restricted stock awards. All three Form 4 filings were subsequently filed on November 21, 2008.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the Company’s principal executive officer, principal financial officer and two former executive officers of the Company. These individuals are referred to as the “Named Officers” in this proxy statement, although Ms. Kasaks and Mr. Henry (who are the Company’s Chief Executive Officer and Chief Financial Officer) are the only Named Officers currently employed by the Company.

The Role of the Compensation Committee

The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board of Directors. None of the Named Officers are members of the Compensation Committee. The Company’s Chief Executive Officer recommends to the Compensation Committee the base salary, annual bonus and equity award levels for other Named Officers. The Compensation Committee then considers these recommendations and approves changes to the Named Officers’ compensation in its discretion. None of the other Named Officers had any role in determining the compensation of other Named Officers. The Compensation Committee alone determines pay levels for the Chief Executive Officer of the Company. The Compensation Committee has retained the services of an external consultant, Hewitt Associates, as an independent advisor. The independent advisor consulted with the Committee on several occasions throughout the course of the year.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our shareholders.

As described in more detail below, the material elements of our current executive compensation program for Named Officers include a base salary, an annual bonus opportunity, perquisites, a long-term equity incentive opportunity, retirement benefits, the ability to receive compensation on a deferred basis (with matching contributions and investment earnings), and severance protection for certain actual or constructive terminations of the Named Officers’ employment.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved

Base Salary	• Attract, retain and motivate qualified executives
Annual Bonus Opportunity	• Hold executives accountable for annual objectives as approved by the Committee
• Align executives’ interests with those of shareholders
• Attract, retain and motivate qualified executives
Long-Term Equity Incentives	• Align executives’ interests with those of shareholders
• Hold executives accountable for sustained, multi-year performance
• Attract, retain and motivate qualified executives
Retirement Benefits	• Attract, retain and motivate qualified executives
• Provide capital accumulation opportunities and security
Deferred Compensation Opportunities	• Attract, retain and motivate qualified executives
• Provide flexibility in timing of income recognition; we do not offer preferential earnings rates on our deferrals
Severance and Other Benefits Upon	• Attract and retain qualified executives
Termination of Employment	• Provide transition benefits upon a qualifying job loss
Perquisites and Personal Benefits	• Attract, retain and motivate qualified executives

When the components of our executive compensation programs are combined, they create a total compensation package that supports our compensation objectives.

Market Compensation Data

In determining the level of compensation to be paid to Named Officers, we do not generally factor in amounts realized from prior compensation paid to Named Officers or conduct any formal survey of the compensation paid by other public retailing companies. We do, however, review publicly available compensation information of other public retailing companies from time to time. In addition, as indicated above, we have retained Hewitt as our independent compensation consultants to evaluate and make recommendations regarding the Company’s executive compensation programs. In 2007, Hewitt provided the Committee with compensation data in order to determine the appropriate compensation level for Sally Frame Kasaks in connection with her appointment as Chief Executive Officer. In 2006, Hewitt provided the Committee with compensation data from its retail industry survey, which is comprised of 46 companies with a median revenue size of $5.5 billion. The Committee felt that this data represented a good approximation of the Company’s labor market for top executive talent in the retail industry. In addition,

Hewitt summarized publicly filed pay data from a customized peer group consisting of the following companies: Abercrombie & Fitch Co., Aeropostale Inc., American Eagle Outfitters Inc., Ann Taylor Stores Corp., The Buckle Inc., Chico’s FAS Inc., Children’s Place Retail Stores Inc., Claire’s Stores Inc., Hot Topic Inc., The Talbots Inc., Urban Outfitters Inc., and Wet Seal Inc. While the Compensation Committee reviews this competitive compensation data in making its compensation decisions, it does not base its decisions on this information alone and specifically does not set compensation levels to any specific level relative to these other companies. The Compensation Committee believes that its compensation decisions should be based primarily on the performance of Pacific Sunwear and the individual executive officers. In making its compensation decisions, the Compensation Committee also considers each Named Officer’s responsibility for the overall operations of the Company. Thus, the compensation levels for Ms. Kasaks are higher than they are for the other Named Officers reflecting her responsibility as Chief Executive Officer for the overall operations of the Company.

Current Executive Compensation Program Elements

Base Salaries.  Each of our Named Officers (other than Named Officers no longer employed by the Company) is a party to an employment agreement or offer letter that provides for a fixed base salary, subject to annual review by the Company. The Compensation Committee generally reviews the base salary of each Named Officer in or around March of each fiscal year and makes adjustments to those salaries in its discretion. In determining the appropriate base salary for each Named Officer, the Committee considers the Company’s performance and general economic and market conditions and the length of the Named Officer’s employment, and also makes a subjective evaluation of past performance and expected future contributions. Based on our review, we determined that the appropriate base salary for each Named Officer for fiscal 2008 was the amount reported for such officer in the “Salary” column of the “Summary Compensation Table” below. During fiscal 2008, none of the Named Officers were awarded salary increases.

Annual Bonuses.  Each of our Named Officers (other than Named Officers no longer employed by the Company) is a party to an employment agreement or offer letter that provides for an annual bonus opportunity with a specified target and maximum value. However, despite the significant contributions made during 2008 by Ms. Kasaks and Mr. Henry in the current challenging business environment, none of the Named Officers was awarded or earned an annual bonus for 2008. The Company determined that due to the impact of general economic and market conditions (which have particularly affected the Company and other retailers) on the Company’s performance and equity value, it was not appropriate to pay annual bonuses for 2008 to the Company’s Named Officers. This decision was consistent with the Company’s compensation objectives that (i) compensation should hold executives accountable for performance and (ii) compensation should align executives’ interests with those of stockholders.

Long-Term Equity Incentives.  The Company’s policy is that the Named Officers’ long-term compensation should be directly linked to the value provided to our shareholders. Therefore, 100% of the Named Officers’ long-term compensation is currently awarded in the form of equity instruments that are in, or valued by, reference to our common stock.

The Compensation Committee bases its award grants to executives each year on a number of factors, including each executive’s contributions and expected future contributions to the Company and, for Named Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. The size, frequency and type of long- term incentive grants may be determined on the basis of tax consequences of the grants to the individual and the Company, the expected accounting impact, and/or potential dilution effects. The Company’s long-term incentives are currently awarded in the form of SARs or, in certain cases, non-vested stock.

Stock Appreciation Rights.  Upon exercise of a SAR, the holder of the award will be entitled to a number of shares of the Company’s common stock equal to (i) the number of SARs exercised, multiplied by (ii) the positive difference (if any) between the fair market value of a share of our common stock at the time of exercise less the base price of the SAR, divided by (iii) the fair market value of a share of our common stock at the time of exercise. Thus, Named Officers will only realize value on their SARs if our shareholders realize value on their shares. The SARs also function as a retention incentive for our executives as they vest ratably over the four-year period after the grant date. In fiscal 2008, the Compensation Committee granted SARs to each of our Named Officers other than Ms. Bett

(although Mr. Kennedy’s SAR awards for 2008 were forfeited in connection with his termination of employment). The material terms of these SARs are described below under “Grants of Plan-Based Awards in Fiscal 2008.”

Non-vested Stock.  The Company also granted long-term incentive awards to each of our Named Officers other than Ms. Bett in the form of shares of non-vested stock (although Mr. Kennedy’s awards were forfeited in connection with his termination of employment). As mentioned above, two of our key compensation objectives are that (i) compensation should hold executives accountable for performance; and (ii) compensation should align executives’ interests with those of stockholders. Consistent with these principles, each Named Officer’s non-vested stock award is granted based on a subjective evaluation of individual job performance and achievement, as well as their level in the organization. Their level in the organization is taken into consideration for determining their impact to shareholder value. The Company chooses to grant non-vested stock, in addition to SARs, to each of our Named Officers in light of applicable tax and accounting principles in order to provide an additional long-term incentive to key executives for retention purposes and/or to recognize exceptional individual performance. Non-vested stock is an award of shares issued to the executive on the date of grant that is subject to vesting over a four-year period after the grant date. Non-vested stock awards were granted to provide stability and to increase the retentive nature of our compensation during a period of management transition. We believe that the combination of non-vested stock and stock appreciation rights strikes the appropriate balance between incentives to grow shareholder value and the need to retain key talent. The Committee expects to evaluate the most appropriate form of long-term incentive awards based on internal conditions and external market dynamics on an annual basis.

Retirement Benefits.  The Company provides retirement benefits to the Named Officers under the terms of its tax-qualified 401(k) plan. The Company makes matching contributions to the 401(k) plan at the rate of 100% of the first three percent of eligible salary deferrals and 50% of the next two percent of eligible salary deferrals by all participants, subject to IRS limits. These matching contributions vest immediately. The Named Officers participate in the plan on substantially the same terms as our other participating employees. During fiscal 2008, the Company settled its dispute with Ann Taylor Stores, Inc. regarding the supplemental retirement benefit Ms. Kasaks was entitled to receive from Ann Taylor. Ann Taylor had asserted that Ms. Kasaks’ employment with the Company relieved it of its obligation to continue paying this benefit. As a result of this settlement, and pursuant to the terms of Ms. Kasaks’ employment agreement entered in connection with her commencement of employment in 2007, Ann Taylor will pay a portion of Ms. Kasaks’ supplemental retirement benefit and the Company will pay a portion of the benefit. Because this benefit is payable in fixed monthly installments, it is considered a form of pension plan. Please see the “Pension Benefits — Fiscal 2008” table and related narrative discussion below for a description of Ms. Kasaks’ supplemental retirement benefit.

Deferred Compensation Opportunities.  Named Officers are currently permitted to elect to defer up to 50% of their base salary and up to 100% of their bonuses under the Executive Deferred Compensation Plan. The Company makes a matching contribution under the plan on behalf of participants as explained in more detail below under the narrative section entitled “Non-Qualified Deferred Compensation Plans.” The Company believes that providing the Named Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. The Company believes that making a matching contribution to the plan is a cost-effective way to provide an additional retirement benefit to Named Officers and to encourage enhanced retirement savings through participation in the Executive Deferred Compensation Plan.

Please see the “Non-Qualified Deferred Compensation — Fiscal 2008” table and related narrative section, “Non-Qualified Deferred Compensation Plans,” below for a description of the Company’s Executive Deferred Compensation Plan and the benefits thereunder.

Perquisites and Personal Benefits.  In addition to base salaries and annual bonus opportunities, the Company provides the Named Officers with certain perquisites and personal benefits, including a car allowance, cell phone allowance, and payment of relocation expenses, as applicable. The Company does not provide the Named Officers with any tax “gross ups” to make them whole for any taxes that may be imposed on these perquisites and personal benefits. We believe that perquisites and personal benefits are often a tax-advantaged way to provide the Named Officers with additional annual compensation that supplements their base salaries and bonus opportunities. We do not establish the value of each Named Officer’s perquisites and personal benefits in a vacuum. Instead, we view the value of the perquisites as another component of annual compensation that is merely paid in a different and, in some instances, tax advantaged form. When determining each Named Officer’s base salary, we take the value of each Named Officer’s perquisites and personal benefits into consideration.

The perquisites and personal benefits paid to each Named Officer in fiscal 2008 are reported within the “All Other Compensation” column of the “Summary Compensation Table” below and explained in more detail in footnote (4) thereto.

Severance and Other Benefits upon Termination of Employment.  The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, the Company provides such protections for each of its Named Officers and other executive officers of the Company. Except in the case of our Chief Executive Officer and our former Division President PacSun, Mr. Kennedy, these benefits are provided under the Executive Severance Plan with the Company. In the case of our Chief Executive Officer, severance benefits are provided under both the Executive Severance Plan and her employment agreement, but amounts payable under the employment agreement will reduce, on a dollar-for dollar basis, any severance benefits otherwise payable to her under the Executive Severance Plan. In the case of Mr. Kennedy, severance benefits are provided under a separation and general release agreement with the Company entered into in connection with his termination of employment. The Compensation Committee evaluates the level of severance benefits, if any, to provide to a Named Officer on a case-by-case basis, and in general, the Company considers these severance protections an important part of an executive’s compensation.

As described in more detail under “Potential Payments Upon Termination or Change in Control” below, under the Executive Severance Plan, their respective employment or severance agreements, Named Officers are generally entitled to severance benefits in the event of a termination of employment by the Company without cause. The Company has determined that it is appropriate to provide these executives with severance benefits in the event of an involuntary termination of the executive’s employment in light of their positions within the Company and as part of their overall compensation package. In the case of our Chief Executive Officer, Ms. Kasaks, severance benefits are also provided in the event of a termination of employment by the executive for a “good reason” (as defined in her employment agreement) that we believe results in a constructive termination of the executive’s employment.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our Named Officers with enhanced severance benefits under our Executive Severance Plan if the executive’s employment is terminated by the Company without cause or by the executive for good reason in connection with a change in control. As noted above, because we believe that a termination by an executive for good reason is conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change in control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.

We generally do not believe that Named Officers should be entitled to severance benefits merely because a change in control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment. However, under the terms of our stock incentive plans, if there is a liquidation, sale of all or substantially all of our assets, or merger or reorganization that results in a change in control where the Company is not the surviving corporation (or where it does not survive as a public company), then, like all other employees, Named Officers will receive immediate vesting and/or payout of their outstanding long-term incentive compensation awards. Although this vesting will occur whether or not a Named Officer’s employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Officers’ ability to realize any further value with respect to the equity awards.

Our philosophy is that Named Officers (other than the Chief Executive Officer) should not be entitled to reimbursement for any excise taxes imposed on their severance and other payments under Section 4999 of the Internal Revenue Code because we believe we have established appropriate severance arrangements after factoring in the possibility of the imposition of excise taxes on those Named Officers. In certain circumstances, pursuant to her employment agreement entered into in connection with her commencement of employment in 2007, the Chief Executive Officer would be reimbursed for the full amount of any excise taxes imposed on her severance payments and any other payments under Section 4999 of the Internal Revenue Code. We had previously decided to provide our Chief Executive Officer with a “gross-up” for any parachute payment excise taxes that may be imposed in certain circumstances because we determined the appropriate level of change in control severance protections for the Chief Executive Officer without factoring in the adverse tax effects on them that may result from these excise taxes. The excise tax gross-up is intended to make the Chief Executive Officer whole for any adverse tax consequences she may become subject to under the tax law and to preserve the level of change in control severance protections that we have determined to be appropriate. At the time we agreed to provide the Chief Executive Officer with a gross-up, we believed this protection was a reasonable part of the compensation package for our Chief Executive Officer and generally consistent with industry practice at the time. When the Chief Executive Officer’s employment agreement expires in January 2010, the gross-up provision will also expire.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the Named Officers (other than the Named Officers no longer employed by the Company) in connection with their termination of employment or a change in control and a description of the payments that have become payable to our Named Officers who are no longer employed by the Company.

Section 162(m) Policy

The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer or to one of its four other most highly compensated officers. However, Section 162(m) exempts qualifying “performance based” compensation from the $1,000,000 limit.

While striving to satisfy the Company’s goal of linking a significant portion of each executive officer’s compensation to the financial performance of the Company, the Compensation Committee also strives to provide each executive officer with a compensation package that will preserve the Company’s tax deduction for such compensation. In that regard, SARs awarded to the Company’s executive officers are intended to be qualified “performance based” compensation for purposes of Section 162(m). The annual bonus opportunities made available to certain Named Officers in prior years were also structured to ensure that they were fully deductible. The non-vested stock awards awarded in fiscal 2008 are not deemed “performance based” compensation for purposes of Section 162(m) and thus may not be deductible to the Company in the year of vesting.

The Compensation Committee and the Board may authorize non-deductible compensation in such circumstances as they deem appropriate. Because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be “performance based” within the meaning of Section 162(m) will in fact be deductible by the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION1

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the four non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s 2008 Annual Report on Form 10-K filed with the SEC.

Compensation Committee of the Board of Directors
Grace Nichols (Chair)
Peter Starrett
George R. Mrkonic
William Cobb

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2008, the Company’s Compensation Committee consisted of Peter Starrett, Grace Nichols, George Mrkonic effective January 2009 and William Cobb effective January 2009. Pearson C. Cummin III was a member of the Compensation Committee until January 2009 when Messrs. Mrkonic and Cobb joined the committee. None of the members of the Compensation Committee was, during fiscal 2008, an executive officer or employee of the Company, is a former officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2008.

1 SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

SUMMARY COMPENSATION TABLE

The following table and explanatory notes present information regarding compensation of our Named Officers for services rendered during fiscal 2008, 2007 and fiscal 2006.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(1)	($)(3)	($)(4)	($)

Sally Frame Kasaks,	2008	1,250,000	—	820,011	711,672	—	1,410,331	32,453	4,224,467
Chief Executive	2007	1,184,616	900,000	493,530	613,409	—	—	13,154	3,204,709
Officer and	2006	323,077	—	—	—	—	—	42,014	365,091
Chairman of the Board
Michael L. Henry,	2008	300,000	—	79,930	98,040	—	—	19,207	497,177
Sr. Vice President,	2007	230,231	18,000	38,941	80,105	—	—	22,781	390,058
Chief Financial Officer
Thomas M. Kennedy,	2008	529,385	—	283,493	607,819	—	—	917,759	2,338,456
Former Division	2007	617,692	68,200	121,284	637,653	—	—	87,529	1,532,358
President, PacSun (5)	2006	595,192	60,000	33,370	571,389	—	—	21,043	1,280,994
Lou Ann Bett,	2008	56,538	—	126,557	209,112	—	—	685,010	1,077,217
Former Division	2007	488,269	—	86,539	202,145	—	—	26,363	803,316
President, demo (6)	2006	471,154	47,500	33,370	150,693	—	—	70,293	773,010

(1)	For fiscal 2008, none of the Named Officers received any bonus or non-equity incentive plan compensation amounts.

(2)	Amounts reported represent the expense recognized for financial statement reporting purposes in the fiscal year (disregarding any estimate of forfeitures related to service-based vesting conditions) related to all outstanding option and stock awards, including those granted in prior years or exercised/forfeited. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see (i) Note 10 to the Consolidated Financial Statements on Form 10-K for the fiscal year ended January 31, 2009 and (ii) similar footnotes to the Company’s Consolidated Financial Statements for prior years when the awards were granted. The amounts reported do not reflect the actual financial benefit realized by each Named Officer with respect to his or her outstanding option or stock awards. For example, based on the closing price of the Company’s common stock on April 21, 2009 (as quoted on Nasdaq Global Select Market), all of the outstanding option awards held by the Named Officers are currently “underwater” and have zero intrinsic value.

(3)	As a result of the Company’s settlement of its dispute with Ann Taylor Stores, Inc. regarding the supplemental retirement benefit Ms. Kasaks was entitled to receive from Ann Taylor, under her employment agreement, Ms. Kasaks became entitled to receive a supplemental retirement benefit from the Company for the portion of the benefit not being paid by Ann Taylor. Amounts reported for fiscal 2008 represent the actuarial present value of Ms. Kasaks’ accumulated supplemental retirement benefit from the Company recognized in 2008 as a result of this settlement. Please see the “Pension Benefits — Fiscal 2008” table and related narrative discussion below for a description of Ms. Kasaks’ supplemental retirement benefit from the Company.

(4)	Amounts reported for fiscal 2008 represent car and phone allowances for each of the Named Officers in an amount less than $15,000. For Messrs. Henry and Kennedy, and Ms. Bett, amounts shown include $5,917, $63,423 and $16,463, respectively, in Company matching contributions to the Executive Deferred Compensation Plan for the benefit of each executive during fiscal 2008. For Messrs. Henry and Kennedy and Ms. Bett , amounts shown also include Company matching contributions to the Company’s 401(k) plan of $8,532, $13,606, and $11,455 respectively for fiscal 2008. For Mr. Kennedy, amounts shown also include the following severance benefits in connection with his resignation from the Company on December 9, 2008: total cash severance payments equal to $826,667, plus a cash payment of $7,130 (the estimated cost of his continued medical coverage under COBRA for a period of 12 months). For Ms. Bett, amounts shown also include the following severance benefits in connection with her termination from the Company on March 15, 2008: a cash payment of $147,000 pursuant to the terms of her retention bonus agreement, total cash severance payments equal to $527,688, plus a cash payment of $10,322 (the estimated cost of her continued medical coverage under

COBRA for a period of 12 months). For a more detailed description of the nature and amounts paid or payable to Mr. Kennedy and Ms. Bett in connection with their termination of employment with the Company, please see the section entitled “Potential Payments upon Termination or Change in Control” below.

(5)	On December 9, 2008, Mr. Kennedy resigned as Division President, PacSun. The amount reported as “Salary” in the table above includes the base salary paid to Mr. Kennedy in fiscal 2008 prior to his resignation. As a result of his resignation, Mr. Kennedy forfeited option awards and SARs representing 191,805 shares of common stock and non-vested shares representing 175,000 shares of common stock. Accordingly, there is no future realizable value related to any of his previous awards that have been forfeited, and, as a result of the forfeitures, amounts reported as option and stock awards for fiscal 2008 reflect reductions for compensation amounts previously reported.

(6)	On March 15, 2008, Ms. Bett’s employment as Division President, demo was terminated. The amount reported as “Salary” in the table above includes the base salary paid to Ms. Bett in fiscal 2008 prior to her termination. As a result of her termination, Ms. Bett forfeited option awards and SARs representing 73,333 shares of common stock and non-vested shares representing 40,000 shares of common stock. Accordingly, there is no future realizable value related to any of her previous awards that have been forfeited, and, as a result of the forfeitures, amounts reported as option and stock awards for fiscal 2008 reflect reductions for compensation amounts previously reported.

Compensation of Named Officers

The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in fiscal 2008. The primary elements of each Named Officer’s total compensation for fiscal 2008 reported in the table are base salary, long-term equity incentives consisting of SARs and non-vested stock (and, for years prior to fiscal 2006, stock options) and a supplemental retirement benefit for Ms. Kasaks. Named Officers also earned the other benefits listed in the “All Other Compensation” column of the “Summary Compensation Table,” as further described in footnote (4) to the table. Named Officers did not earn any annual bonus for fiscal 2008.

The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer’s base salary is provided immediately following this section. The “Grants of Plan-Based Awards — Fiscal 2008” table, and the description of the material terms of the plan-based awards granted during fiscal 2008 that follows it, provides information regarding the long-term equity incentive compensation awarded to Named Officers in fiscal 2008. The “Outstanding Equity Awards at Fiscal 2008 Year-End” and “Option Exercises and Stock Vested in Fiscal 2008” tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards. The “Pension Benefits — Fiscal 2008” table and related narrative provide information on Ms. Kasaks’ supplemental retirement benefit from the Company as a result of the Company’s settlement of its dispute with Ann Taylor Stores, Inc.

The “Non-Qualified Deferred Compensation — Fiscal 2008” table and related description of the material terms of our non-qualified Executive Deferred Compensation Plan provides details of the deferred compensation earnings and activity for the Named Officers, and also provides a more complete picture of the potential future payments due to our Named Officers. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, have been, or may become payable to our Named Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts

We are currently parties to an employment agreement with Ms. Kasaks and an offer letter with Mr. Henry. Prior to their termination of employment with the Company, we were also parties to an employment agreement with Mr. Kennedy and an offer letter with Ms. Bett. These agreements, including the salary and bonus terms thereof, are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this proxy statement, including the section entitled “Potential Payments upon Termination or Change in Control.”

Sally Frame Kasaks.  The Company and Ms. Kasaks, the Company’s Chief Executive Officer and Chairman of the Board, are parties to an employment agreement dated May 22, 2007, with a term ending on January 31, 2010. The employment agreement was amended effective as of December 31, 2008 in order to comply with the IRS’s deferred compensation rules under Section 409A of the Internal Revenue Code. However, these amendments were technical in nature and did not increase Ms. Kasaks’ benefits under the employment agreement. The agreement provides that Ms. Kasaks will receive an initial annualized base salary of $1,250,000, subject to annual review by the Compensation Committee. Based on its review, the Committee has discretion to increase (but not reduce) the base salary each year, although with Ms. Kasaks’ assent, the Committee has reduced Mr. Kasaks’ base salary to $1,125,000 effective as of April 1, 2009. The agreement also provides for an annual bonus opportunity with a target bonus of 100% of base salary (and a maximum bonus of 200% of base salary). However, as discussed in the “Current Executive Compensation Program Elements — Annual Bonuses” section of the Compensation Discussion and Analysis above, the Company did not establish an annual bonus plan or pay annual bonuses for fiscal 2008 due to the effects of general economic and market conditions on the Company’s performance and equity value. Ms. Kasaks has also determined to forego any annual bonus opportunity for fiscal 2009, and instead has received a grant of 50,000 shares of restricted stock under the Company’s 2005 Performance Incentive Plan which are scheduled to vest at the end of her contract term. In making its determination with respect to salary and bonus levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” section of the Compensation Discussion and Analysis above. The employment agreement provides for Ms. Kasaks to participate in the Company’s usual benefit programs for executives. Provisions of Ms. Kasaks agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this proxy statement.

Michael L. Henry.  Mr. Henry, the Company’s Senior Vice President, Chief Financial Officer and Secretary currently receives an annual salary of $300,000, subject to annual review by the Compensation Committee. As with Ms. Kasaks, Mr. Henry did not receive any base salary increase for the Company’s 2009 fiscal year. For fiscal 2008, Mr. Henry was scheduled to be eligible for an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). However, as discussed in the “Current Executive Compensation Program Elements — Annual Bonuses” section of the Compensation Discussion and Analysis above, the Company did not establish an annual bonus plan or pay annual bonuses for fiscal 2008 due to the effects of general economic and market conditions on the Company’s performance and equity value. In making its determination with respect to salary and bonus levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” section of the Compensation Discussion and Analysis above. Mr. Henry is also eligible to participate in the Company’s usual benefit programs for executives.

Thomas M. Kennedy.  On December 9, 2008, Mr. Kennedy, the Company’s former Division President of PacSun, resigned from the Company. Pursuant to the terms of an employment agreement dated April 1, 2005, Mr. Kennedy received an annual salary of $620,000 prior to his resignation. Upon his resignation, he became entitled to severance benefits pursuant to the terms of an employment separation and general release agreement between Mr. Kennedy and the Company dated as of December 12, 2008. For a more detailed description of the nature and amounts paid or payable to Mr. Kennedy in connection with his termination of employment with the Company, see the section entitled “Potential Payments upon Termination or Change in Control” below.

Lou Ann Bett.  Ms. Bett’s last day of employment with the Company was March 15, 2008. Pursuant to the terms of the offer letter between the Company and Ms. Bett dated January 31, 2005, she received an annual base salary of $490,000 until the date of her termination. Upon her termination, she became entitled to severance benefits pursuant to the terms of the Executive Severance Plan. For a more detailed description of the nature and amounts paid or payable to Ms. Bett in connection with her termination of employment with the Company, please see the section entitled “Potential Payments upon Termination or Change in Control” below.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

The following table presents information regarding the plan-based incentive awards granted to the Named Officers during fiscal 2008 under the Company’s 2005 Performance Incentive Plan. The material terms of each grant are described below under “Description of Plan-Based Awards.”

Grant
					All Other	All Other		Date
					Stock	Option		Fair
					Awards:	Awards:	Exercise	Value of
					Number of	Number of	or Base	Stock
		Estimated Potential Payouts			Shares of	Securities	Price of	and
		Under Non-Equity Incentive Plan Awards(1)			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)

Sally Frame Kasaks	3/25/08	—	—	—	40,000	145,000	13.19	1,912,550
Michael L. Henry	3/25/08	—	—	—	6,500	25,000	13.19	329,750
Thomas M. Kennedy(5)	3/25/08	—	—	—	16,000	70,180	13.19	925,674
Lou Ann Bett(6)	—	—	—	—	—	—	—	—

(1)	None of the Named Officers earned or were granted non-equity incentive plan awards for fiscal 2008.

(2)	The stock awards presented in the table above consist of an award of non-vested stock.

(3)	The option awards presented in the table above consist of an award of SARs.

(4)	The fair value amounts presented in the table for non-vested stock and SAR awards reflect the grant-date value of these awards determined for accounting purposes applying the assumptions referenced in footnote (2) to the Summary Compensation Table, and do not reflect the amount (if any) of the actual financial benefit that Named Officers will realize from the awards. Based on the closing price of the Company’s common stock on April 21, 2009 (as quoted on Nasdaq Global Select Market), all of the outstanding option awards held by the Named Officers are currently “underwater” and have zero intrinsic value.

(5)	As a result of Mr. Kennedy’s resignation on December 9, 2008, Mr. Kennedy forfeited the SARs that were granted in fiscal 2008 representing 70,180 shares of common stock and the non-vested shares representing 16,000 shares of common stock that were granted in fiscal 2008.

(6)	As a result of Ms. Bett’s termination of employment on March 15, 2008, she was not granted any option or stock awards in fiscal 2008.

Description of Plan-Based Awards

During fiscal 2008, each Named Officer other than Ms. Bett was awarded a time-based SAR award and a time-based non-vested stock award.

Each of the awards reported in the “Grants of Plan-Based Awards — Fiscal 2008” table was granted under, and is subject to the terms of the 2005 Performance Incentive Plan. The plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Officer upon his or her death. However, the Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2005 Performance Incentive Plan, if there is a change in control of the Company, each Named Officer’s outstanding awards granted under the plan will become fully vested and, in the case of SARs, exercisable, unless otherwise provided by the Board of Directors in circumstances where the Board has made a provision for the assumption or other continuation of the awards. Any SARs that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Stock Appreciation Rights

Each SAR award reported in the “All Other Option Awards” column of the table above was granted with a per-share base price equal to at least the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Performance Incentive Plan and the Company’s equity award grant practices, the fair market value is equal to the closing price of a share of our common stock on the grant date.

Each SAR award granted to our Named Officers during fiscal 2008 is subject to a four-year vesting schedule. Subject to each Named Officer’s continued employment, one-fourth of the number of SARs subject to the award become vested on the first anniversary of the grant date, and each year thereafter until fully vested. Once vested, SARs will generally remain exercisable until their normal expiration date. However, unvested SARs will immediately terminate upon a termination of the Named Officer’s employment. The Named Officer will generally have three months to exercise vested SARs following a termination of employment. This period is extended to twelve months if the termination is on account of the Named Officer’s retirement, death or total disability. However, if a Named Officer’s employment is terminated by the Company for cause, outstanding SARs (whether vested or unvested) will immediately terminate. In addition, in the case of Ms. Kasaks, if her employment is terminated by the Company without cause or by Ms. Kasaks for good reason, her SAR award granted during fiscal 2008 will become fully vested on the severance date and she will have two years to exercise the vested SARs following her severance date.

Upon exercise of the SARs, the Named Officer will be entitled to a number of shares of the Company’s common stock equal to (i) the number of SARs exercised, multiplied by (ii) the positive difference (if any) between the fair market value of a share of our common stock at the time of exercise less the base price of the SARs, divided by (iii) the fair market value of a share of our common stock at the time of exercise. SARs granted to Named Officers do not include any dividend rights.

Non-vested Stock

Each award of non-vested stock to our Named Officers reported in the “All Other Stock Awards” column of the table above is subject to a four-year vesting schedule. Subject to each Named Officer’s continued employment, one-fourth of the non-vested shares covered by the award become vested on the first anniversary of the grant date, and each year thereafter until fully vested. Prior to the time they become vested, shares of non-vested stock generally may not be transferred, sold or otherwise disposed of. Upon the termination of a Named Officer’s employment, any then-unvested shares of non-vested stock will be forfeited to the Company. However, in the case of Ms. Kasaks, if her employment is terminated by the Company without cause or by Ms. Kasaks for good reason, on the severance date, she will be entitled to pro-rata vesting (based on the number of days employed) of the installment of her non-vested stock award scheduled to vest on the next annual vesting date. The Named Officers are not entitled to any payment with respect to non-vested stock that is forfeited to the Company. The Named Officers are entitled to cash dividends on shares of non-vested stock at the same rate that the Company pays dividends on all of its common stock. However, no dividends will be paid on shares of non-vested stock that are forfeited to the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table presents information regarding the outstanding option and stock awards held by each Named Officer as of January 31, 2009, including footnote disclosure of the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards				Stock Awards
						Market
					Number of	Value of
	Number of	Number of			Shares	Shares or
	Securities	Securities			or Units	Units of
	Underlying	Underlying		Option	of Stock That	Stock That
	Unexercised	Unexercised	Option	Expiration	Have	Have Not
	Options:	Options:	Exercise	Date	Not Vested	Vested
Name	Exercisable	Unexercisable	Price	(1)	(2)	(3)

Sally Frame Kasaks	30,375	—	10.78	5/26/09	—	—
	13,500	—	13.79	5/29/13	—	—
	9,000	—	21.30	5/19/14	—	—
	9,000	—	21.49	5/18/15	—	—
	6,000	3,000(4)	22.46	5/22/13	—	—
	166,667	83,333(5)	19.10	5/24/14	—	—
	—	145,000(6)	13.19	3/25/15	—	—
	—	—	—	—	100,000(11)	125,000
	—	—	—	—	40,000(12)	50,000
Michael L. Henry	11,250	—	8.53	9/25/10	—	—
	5,625	—	7.26	8/6/11	—	—
	6,750	—	9.49	2/4/12	—	—
	6,000	—	12.50	3/11/13	—	—
	4,400	—	24.75	2/25/14	—	—
	4,792	208(7)	27.08	3/21/12	—	—
	7,083	2,917(8)	22.69	3/15/13	—	—
	3,750	11,250(9)	20.86	4/2/14	—	—
	—	25,000(10)	13.19	3/25/15	—	—
	—	—	—	—	3,750(13)	4,688
	—	—	—	—	3,750(14)	4,688
	—	—	—	—	2,625(15)	3,281
	—	—	—	—	6,500(16)	8,125
Thomas M. Kennedy	19,520	—	20.49	5/10/14	—	—
	55,480	—	20.49	5/10/14	—	—
	93,750	—	26.46	3/1/12	—	—
	12,500	—	20.16	6/6/13	—	—
	9,375	—	20.86	4/2/14	—	—
Lou Ann Bett	—	—	—	—	—	—

(1)	The expiration date shown above is the normal expiration date, and the latest date that the stock options/SARs (which, as indicated above, are collectively referred to as “option awards”) may be exercised. The option awards may terminate earlier in certain circumstances, such as in connection with a Named Officer’s termination of employment or a change in control or similar transaction with respect to the Company. For each Named Officer, the unexercisable option awards are also unvested and will generally terminate if the Named Officer’s employment terminates, however Ms. Kasaks will become entitled to accelerated vesting of her outstanding option awards in connection with certain terminations of her employment, as described in more detail under “Potential Payments Upon Termination or Change in Control.”

(2)	The stock awards above represent non-vested stock awards or restricted stock units payable in shares of our common stock on a one-for-one basis upon vesting (only Ms. Kasaks holds restricted stock units). The stock awards held by our Named Officers are subject to accelerated vesting in connection with a change in control of the Company as described in more detail above under “Grants of Plan-Based Awards” and below under “Potential Payments Upon Termination or Change in Control.” In addition, unvested stock awards will be forfeited if a Named Officer’s employment terminates (for any reason). However, if Ms. Kasaks’ employment is terminated by the Company without cause or by Ms. Kasaks for good reason, she will become entitled to accelerated vesting of all or a portion of her unvested stock awards, as described in more detail below under “Potential Payments Upon Termination or Change in Control.”

(3)	The market value of stock awards reported above is computed by multiplying the number of shares of stock reported above by the closing market price of our common stock of $1.25 on January 30, 2009, which was the last trading day of our 2008 fiscal year.

(4)	The unvested portion of this award was scheduled to vest in three equal installments on May 22 of each of 2007, 2008 and 2009.

(5)	The unvested portion of this award was scheduled to vest in three equal installments on January 31 of each of 2008, 2009 and 2010.

(6)	The unvested portion of this award was scheduled to vest in four equal installments on March 25 of each of 2009, 2010, 2011 and 2012.

(7)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through March 21, 2009.

(8)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through March 15, 2010.

(9)	The unvested portion of this award was scheduled to vest in four equal installments on April 2 of each of 2008, 2009, 2010, and 2011.

(10)	The unvested portion of this award was scheduled to vest in four equal installments on March 25 of each of 2009, 2010, 2011 and 2012.

(11)	This award of restricted stock units vests in its entirety on January 31, 2010.

(12)	The unvested portion of this award was scheduled to vest in four equal installments on March 25 of each of 2009, 2010, 2011, and 2012

(13)	The unvested portion of this award was scheduled to vest as to 25% of the total award on June 6, 2007 with the remaining 75% of the award scheduled to vest in 36 substantially equal monthly increments through June 6, 2010.

(14)	The unvested portion of this award was scheduled to vest in four equal installments on April 2 of each of 2008, 2009, 2010, and 2011.

(15)	The unvested portion of this award was scheduled to vest in four equal installments on October 12 of each of 2008, 2009, 2010, and 2011.

(16)	The unvested portion of this award was scheduled to vest in four equal installments on March 25 of each of 2009, 2010, 2011 and 2012.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

The following table presents information regarding the exercise of stock options and the vesting of stock awards by Named Officers during fiscal 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Sally Frame Kasaks	33,063	104,601	—	—
Michael L. Henry	—	—	3,375	31,136
Thomas M. Kennedy	—	—	14,375	95,731
Lou Ann Bett	—	—	—	—

(1)	Amounts represent the market value of the shares of common stock underlying the “in-the-money” options at the exercise date minus the aggregate exercise price of such options.

(2)	Amounts represent the market value of a share of our common stock on the vesting date.

PENSION BENEFITS — FISCAL 2008

The following table presents information regarding the present value of accumulated retirement benefits that are payable to Ms. Kasaks as a result of the Company’s settlement of its dispute with Ann Taylor Stores, Inc. regarding the supplemental retirement benefit Ms. Kasaks was entitled to receive from Ann Taylor. The Company does not sponsor or maintain any other qualified or nonqualified defined-benefit pension plans.

		Number of		Payments
		Years	Present Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)

Sally Frame Kasaks	Supplemental Retirement Benefit	Not Applicable	$1,502,888	—

(1)	The calculation of the present value of accumulated benefits shown above assumes a partial monthly supplemental retirement benefit payment of $10,280 in March 2013 and then full monthly payments of $12,477 starting in April 2013 and continuing thereafter through November 2028 (estimated remaining life expectancy). The present value discount rate is obtained from the Federal Reserve Statistical Release using the treasury constant maturity for the bond closest to Ms. Kasaks estimated remaining life expectancy (3.85% at January 31, 2009). The calculation of the present value of accumulated benefits has been reduced by the offset from Ms. Kasaks’ annual primary social security benefits.

Supplemental Retirement Benefit

In connection with Ms. Kasaks’ prior service as chief executive officer of Ann Taylor Stores, Inc., Ms. Kasaks became entitled to receive a supplemental retirement benefit from Ann Taylor in the amount of $149,722 payable each year for the remainder of her life (with survivor benefits to her spouse). Ms. Kasaks’ employment agreement with the Company provides that to the extent that Ann Taylor ceases to provide all or any part of this benefit as a result of Ms. Kasaks’ employment with the Company, the Company will pay Ms. Kasaks this benefit. Ann Taylor claimed that Ms. Kasaks’ employment with the Company relieved it of its obligation to pay this benefit. The Company recently settled its dispute with Ann Taylor regarding this benefit. As part of the settlement, Ms. Kasaks is entitled to receive a payment of $10,280 from the Company in March 2013, and beginning in April 2013, a monthly payment of $12,477 for the remainder of her life (with survivor benefits to her spouse). Each monthly payment will be offset by Ms. Kasaks’ annual primary social security benefits. Ms. Kasaks’ monthly supplemental retirement payments will be accelerated and paid in an actuarially equivalent lump sum upon the occurrence of a change in control of the Company.

NON-QUALIFIED DEFERRED COMPENSATION — FISCAL 2008

The following table presents information regarding the contributions, investment earnings, distributions and total value of each of the Named Officers’ deferred compensation balances in the Executive Deferred Compensation Plan during fiscal 2008.

				Aggregate
	Aggregate			Investment	Aggregate	Aggregate
	Balance at	Executive	Registrant	Earnings	Withdrawals/	Balance at
	2/2/08	Contributions	Contributions	(Loss)	Distributions	1/31/09
	($)	($)(1)	($)(1)	($)(2)	($)	($)

Sally Frame Kasaks	10,992	139,957	75,810	(37,488)	—	189,271
Michael L. Henry	57,452	42,686	18,265	(30,854)	—	87,549
Thomas M. Kennedy	1,194,009	124,716	—	(417,728)	—	900,997
Lou Ann Bett	172,849	—	—	(30,369)	(142,480)	—

(1)	All amounts reported as executive and registrant contributions above are also included as compensation for each Named Officer in the appropriate columns of the “Summary Compensation Table” above. Amounts reported as registrant contributions represent the Company matching contributions with respect to each participant’s deferrals under the plan during fiscal 2008. Only 25% of each participant’s matching contribution reported above was vested at the end of our 2008 fiscal year. The remaining portion will vest based on the participant’s continued employment as described below.

(2)	None of the amounts reported above are considered to be at above-market rates under SEC rules and, accordingly, is not included as compensation for each Named Officer in the “Summary Compensation Table.”

Non-Qualified Deferred Compensation Plans

The Company permits the Named Officers and other key employees to elect to receive a portion of their compensation reported in the “Summary Compensation Table” on a deferred basis under the Company’s Executive Deferred Compensation Plan. Certain material terms of the Executive Deferred Compensation Plan are discussed below. The Executive Deferred Compensation Plan was amended effective as of December 31, 2008 in order to comply with the IRS’s deferred compensation rules under Section 409A of the Internal Revenue Code. As part of the Section 409A amendments, the Executive Deferred Compensation Plan was separated into two different plan documents. The grandfathered plan document applies to deferrals that were earned and vested prior to January 1, 2005, while the 2008 plan document applies to deferrals that were earned or determined on or after January 1, 2005.

Under the plan, each Named Officer may currently elect to defer up to 50% of his or her base salary and/or up to 100% of any bonuses he or she may earn.

For the 2008 plan year, the Company made matching contributions in respect of current Named Officer’s deferrals under the plan equal to 50% of the Named Officer’s salary deferred under the plan up to the first 12% of salary deferrals (i.e., a 6% maximum matching contribution). The Company contribution is made as of the first day of the calendar year following the calendar year for which the contribution was made. The Compensation Committee has suspended credit or payment of any further Company contributions for all plan years commencing on or after January 1, 2009.

Named Officers are always 100% vested in their salary deferrals under the plan. Matching contributions for a particular plan year become vested at a rate of 25% for each year of vesting service completed by the Named Officer. For a particular matching contribution, a year of vesting service begins on January 1 of the year for which the contribution was made and ends on December 31 of the same year.

Upon a termination of a Named Officer’s employment (other than due to death or total disability or following early or normal retirement age), then-unvested Company contributions are forfeited back to the Company. Named Officers become fully vested in their plan balances upon a change in control of the Company or upon a termination of employment due to death or total disability or following attainment of early or normal retirement age.

A Named Officer’s deferrals under the plan (including earnings and matching contributions) are credited with investment gains and losses until the amounts are paid out. Investment gains and losses are credited to a Named Officer’s account on the last day of each month by multiplying the balance credited to each investment option selected by the Named Officer as of the first day of the month (for this purpose, amounts credited to the plan and change in investment options during the month will be deemed to have occurred on the first day of the month) by the investment return on that option for the particular month. For purposes of determining investment gains and losses, deferrals under the plan are deemed invested in the investment options selected by the Named Officer; the Company need not actually invest deferrals under the plan in the applicable investment options. Participants may change their investment options effective as of the end of any calendar month (or more frequently if approved by the Company), provided that the change is submitted by the applicable deadline. If a participant does not elect an investment option, the default investment option is a money market fund (or such other fund selected by the plan administrator as the default fund). The following table presents the investment gain or loss (expressed as a percentage rate of return) for each of the investment options under the plan for 2008.

2008 Rate
Fund Name	of Return

MFC Global Money Market — Default Fund	1.2%
Western Asset U.S. Government Securities	(2.0)%
PIMCO Real Return Bond	(11.8)%
American Funds American Bond	(10.2)%
PIMCO Total Return	2.2%
Western Asset High Yield	(29.9)%
MFC Global Lifestyle Conservative	(16.0)%
MFC Global Lifestyle Moderate	(24.7)%
MFC Global Lifestyle Balanced	(31.7)%
PIMCO VIT All Asset	(16.6)%
MFC Global Lifestyle Growth	(37.0)%
MFC Global Lifestyle Aggressive	(42.3)%
Pzena Classic Value	(45.9)%
T. Rowe Price Equity-Income	(36.3)%
Capital Guardian U.S. Large Cap	(39.2)%
MFC Global 500 Index	(37.4)%
Jennison Capital Appreciation	(37.6)%
Lord Abbett Mid Cap Value	(39.4)%
MFC Global Mid Cap Index	(36.8)%
UBS Large Cap	(39.9)%
Wellington Mid Cap Stock	(44.1)%
T. Rowe Price Small Company Value	(27.5)%
MFC Global Small Cap Index	(34.1)%
Munder Capital Small Cap Opportunities	(42.5)%
RCM Emerging Small Company	(43.6)%
Franklin Templeton Global	(39.9)%
Franklin Templeton International Value	(43.0)%
State Street International Equity Index	(44.9)%
Franklin Templeton International Small Cap	(53.2)%
Wellington Natural Resources	(51.9)%
T. Rowe Price Science & Technology	(44.7)%

Amounts deferred under the 2008 plan document may generally be deferred until the first to occur of a specified date, retirement or other termination of employment or a change in control of the Company. Amounts deferred until termination of employment will generally be paid as a lump sum. However, if a Named Officer terminates employment prior to his or her early retirement age (age 50 with 10 years of service), the Named Officer may elect to receive a distribution in three substantially equal annual installments. If a Named Officer terminates employment after his or her early retirement age, the Named Officer may elect to receive a distribution in substantially equal annual installments over two to 15 years. The payment of any unpaid installments will be accelerated upon the occurrence of an intervening change in control of the Company within the meaning of Section 409A of the Code. Amounts deferred under the grandfathered plan document may generally be withdrawn at any time upon the election of a Named Officer, subject to a 10% early withdrawal penalty. Emergency hardship withdrawals may also be permitted under the plan in the discretion of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to Ms. Kasaks and Mr. Henry in connection with certain terminations of their employment with the Company and/or a change in control of the Company. For Mr. Kennedy and Ms. Bett, the following section describes the benefits that have become payable to each executive in connection with their termination of employment with the Company on December 9, 2008 and March 15, 2008, respectively. Please see the “Current Executive Compensation Program Elements — Severance and Other Benefits Upon Termination of Employment” section of the Compensation Discussion and Analysis above for a discussion of how the payments and benefits presented below were determined.

In addition to the termination benefits described below, outstanding equity-based awards held by Ms. Kasaks and Mr. Henry may also be subject to accelerated vesting in connection with certain changes in control of the Company under the terms of our equity incentive plans. For purposes of the tables that follow, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control of the Company to be the full value of such award (i.e., the full “spread” value for option awards and the full price per share of common stock for stock awards).

In calculating the amount of any potential payments to Ms. Kasaks and Mr. Henry, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on January 31, 2009 and that the price per share of our common stock is equal to the closing price on January 30, 2009 (which was the last trading day in our 2008 fiscal year) For Mr. Kennedy and Ms. Bett, we have calculated the amounts that became payable to each of them using their actual termination dates.

In addition to the benefits described below, upon a Named Officer’s retirement or other termination of employment, the Named Officer may receive a payout of his or her nonqualified deferred compensation balance under the Company’s Executive Deferred Compensation Plan (unless the officer has elected to receive his or her account balance in installments). Please see the “Non-Qualified Deferred Compensation — Fiscal 2008” table above and the related discussion of our Executive Deferred Compensation Plan for a description of these deferred compensation payments. In addition, as a result of the Company’s settlement of its dispute with Ann Taylor Stores, Inc. regarding the supplemental retirement benefit Ms. Kasaks was entitled to receive from Ann Taylor, Ms. Kasaks is entitled to receive a supplemental retirement benefit from the Company, the payment of which may be accelerated in connection with certain changes in control of the Company. Please see the “Pension Benefits — Fiscal 2008” table above and related narrative discussion for a description of Ms. Kasaks’ supplemental retirement benefit from the Company.

Executive Severance Plan.  On August 21, 2007, our Compensation Committee approved the Executive Severance Plan, and Ms. Kasaks and Mr. Henry have both been designated as participants in the Executive Severance Plan. Under the Executive Severance Plan, if a participant’s employment is terminated by the Company or a subsidiary without “cause” (as defined in the Executive Severance Plan) and other than due to the participant’s death or disability, the participant will generally be entitled to receive the following benefits: (i) a cash payment equal to the participant’s “severance multiplier” times the participant’s rate of base salary immediately prior to the termination of employment, plus (ii) a cash payment equal to (a) the participant’s “severance multiplier” multiplied by (b) one-twelfth of the participant’s base salary immediately prior to the termination of employment multiplied by the participant’s years of service (up to a maximum of twelve), plus (iii) a cash lump sum payment equal to the expected aggregate cost of the premiums that would be charged to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of months equal to twelve times the participant’s “COBRA multiplier”, plus (iv) reimbursement for outplacement services obtained within a twelve month period following the participant’s termination, up to a maximum of $10,000 ($20,000 in the case of the Chief

Executive Officer). Amounts under clauses (i) and (ii) are payable to the participant in substantially equal installments over the participant’s severance period (defined as twelve times the participant’s “severance multiplier”), however, if a change in control of the Company occurs within the meaning of Section 409A of the Code after the payments commence, the remaining payments will be made in a lump sum. To the extent of the amount of any severance benefits otherwise payable under Ms. Kasaks’ employment agreement described below, such severance benefits will be payable in installments as provided for in the employment agreement if Ms. Kasaks’ termination of employment does not occur in connection with a change in control of the Company. Payments are also subject to any required delay imposed under Section 409A of the Code and are subject to mitigation by any amounts earned by the participant from a subsequent employer during the period commencing on the participant’s termination of employment and ending on the date that the last installment payment is made.

Alternatively, under the Executive Severance Plan if a participant’s employment is terminated by the Company or a subsidiary without “cause” (and other than due to his or her death or disability) or by the participant for “good reason” and such termination occurs at any time during the period commencing three months before, and ending twelve months after, a “change in control” (as defined in the Executive Severance Plan) of the Company, the participant will generally be entitled to receive the following benefits: (i) a cash lump sum payment equal to the participant’s “change in control severance multiplier” multiplied by the sum of the participant’s highest rate of base salary in the year prior to his or her termination plus the participant’s target bonus for the year in which the termination occurs (or, if the participant does not have a target bonus opportunity, the average annual bonus paid to the participant in the past three full fiscal years), plus (ii) a cash lump sum payment equal to the expected aggregate cost of the premiums that would be charged to continue medical coverage pursuant to COBRA for a period of months equal to twelve times the participant’s “COBRA multiplier”, plus (iii) reimbursement for outplacement services obtained within a twelve month period following the participant’s termination, up to a maximum of $10,000 ($20,000 in the case of the Chief Executive Officer).

In order to receive the severance benefits under the Executive Severance Plan described above, the participant must agree to release the Company from all claims arising out of his or her employment relationship. Participants are also subject to confidentiality, non-solicitation and non-competition restrictive covenants as a participant in the Executive Severance Plan.

The “severance multiplier” and “change in control severance multiplier” for Ms. Kasaks is 1.0 and 2.0, respectively; and for Mr. Henry is 0.75 and 1.5, respectively. The “COBRA multiplier” for Ms. Kasaks is 1.0 and for Mr. Henry is 0.75.

Sally Frame Kasaks Employment Agreement.  In addition to her participation in the Executive Severance Plan, Ms. Kasaks and the Company are parties to an employment agreement that was entered into on May 22, 2007 which provides for certain benefits in connection with a termination of employment with the Company. These benefits are described below.

Under the terms of Ms. Kasaks’ employment agreement, if her employment is terminated by the Company without “cause” (as defined in the employment agreement) or she terminates her employment for “good reason” (as defined in the employment agreement), she will be entitled to a severance benefit of continued payment of her base salary through January 31, 2010 (or, if longer a period of twelve months following her termination of employment). If Ms. Kasaks becomes entitled to severance benefits under both her employment agreement and the Executive Severance Plan, the amounts payable under the employment agreement will offset the amounts she is entitled to receive under the Executive Severance Plan on a dollar for dollar basis. Any severance payments are also subject to any required delay imposed under Section 409A of the Code. In order to receive the severance benefits described above, Ms. Kasaks must agree to release the Company from all claims arising out of her employment relationship.

In addition, if Ms. Kasaks’ employment is terminated by the Company without cause or by Ms. Kasaks for good reason, Ms. Kasaks’ SARs and restricted stock units granted to her in fiscal 2007 will become fully vested, the restricted stock units will become payable and Ms. Kasaks will have two years following her termination date to exercise the then-vested SARs. Further, for any additional SARs or restricted stock or units granted to Ms. Kasaks, if her employment is terminated by the Company without cause or by Ms. Kasaks for good reason, Ms. Kasaks’ then-unvested SARs will become fully vested and she will have two years following her termination date to exercise the then-vested SARs, and she will become vested in a pro-rata portion of any then un-vested restricted stock units based on the number of days she was employed during the applicable vesting period.

Under Ms. Kasaks’ employment agreement, if her benefits under the employment agreement or otherwise are subject to the excise tax imposed under Sections 4999 and 280G of the U.S. Internal Revenue Code of 1986 (“Section 280G”), the Company will make an additional payment to her so that the net amount of such payment (after taxes) she receives is sufficient to pay the excise tax due (a “gross-up payment”). However, if reducing the total benefits she is entitled to receive by $100,000 would cause none of her benefits to be subject to Section 280G, then instead of paying the gross-up payment, the Company will reduce her total benefits by the minimum amount so that none of her payments are subject to Section 280G.

Under the terms of Ms. Kasaks’ employment agreement, if her employment terminates as a result of her death or disability she is entitled to receive a pro-rata bonus equal to the annual bonus she would have otherwise been entitled to receive had she remained employed through the end of the fiscal year, pro-rated based on the number of days she was employed during that fiscal year.

Estimated Severance and Change in Control Benefits

The following chart presents the Company’s estimate of the amount of benefits to which Ms. Kasaks and Mr. Henry would have been entitled had her or his employment terminated or a change in control occurred on January 31, 2009 under the scenarios set forth below.

		Cash	Medical	Equity	Gross-Up
		Severance	Benefit	Acceleration	Payment	Other	Total
Name	Triggering Event	($)	($)	($)	($)	($)(1)	($)

Sally Frame Kasaks	Resign without Good Reason	—	—	—	—	—	—
	Termination without Cause or Resign for Good Reason	1,354,167	10,000	1,189,000	—	20,000	2,573,167
	Change of Control (no termination)	—	—	1,189,000	—	—	1,189,000
	Change of Control and Termination without Cause or Resign for Good Reason	5,000,000	10,000	1,189,000	2,181,887	20,000	8,400,887
Michael L. Henry	Resign with or without Good Reason	—	—	—	—	—	—
	Termination without Cause	356,250	5,000	—	—	10,000	371,250
	Change of Control (no termination)	—	—	160,515	—	—	160,515
	Change of Control and Termination without Cause or for Good Reason	630,000	5,000	160,515	—	10,000	805,515

(1)	Represents the maximum outplacement amount under the Executive Severance Plan.

Lou Ann Bett.  Ms. Bett’s last day of employment with the Company was March 15, 2008. Pursuant to the terms of her retention bonus agreement, she received a cash lump sum payment of $147,000 on February 15, 2008. In addition, pursuant to the terms of the Company’s Executive Severance Plan, she became entitled to receive equal cash payments on a monthly basis of $37,692, with the first such payment being made in April 2008 and a subsequent payment being made in each of the next 13 calendar months thereafter (ending with the payment in May 2009), subject to acceleration in connection with a change in control of the Company within the meaning of Section 409A of the Code. The total value of these monthly cash severance payments is $527,688. Ms. Bett also received a lump sum payment of $10,322 representing expected COBRA premiums for continued medical coverage and she is entitled to payment or reimbursement for up to $10,000 of outplacement costs.

Pursuant to the Executive Severance Plan, during a period of twelve months following her termination date, Ms. Bett has the affirmative duty to take reasonable efforts to seek other employment in which she is reasonably qualified or otherwise to mitigate her right to any and all portions of the severance benefits. In addition, for a period of one year following her termination of employment, Ms. Bett agreed not to solicit any customers, vendors, business partners or employees of the Company. Ms. Bett also agreed that, unless compelled by law, she will not at any time use or disclose the Company’s confidential information.

Thomas M. Kennedy.  The Company and Mr. Kennedy are parties to an Employment Separation and General Release Agreement dated as of December 12, 2008 which provides for certain benefits in connection with his resignation as described below.

Pursuant to Mr. Kennedy’s agreement, Mr. Kennedy will receive severance benefits consisting of (1) cash payments in an aggregate amount equal to $826,667, with one-half of this amount to be paid on June 10, 2009, and the other half to be paid in six monthly installments beginning in July 2009 and ending in December 2009, subject to acceleration in connection with a change in control of the Company within the meaning of Section 409A of the Code, (2) a payment in June 2009 representing the expected cost of COBRA premiums for continued medical coverage for 12 months following termination of employment (the Company estimates the amount of this payment to be $7,130, and (3) payment or reimbursement for up to $10,000 of outplacement costs.

The agreement with Mr. Kennedy includes a general release of claims by Mr. Kennedy, including claims for any severance benefits under the terms of his employment agreement with the Company and the Executive Severance Plan. In addition, for a period of one year following his termination of employment, Mr. Kennedy agreed not to solicit any customers, vendors, business partners or employees of the Company. Mr. Kennedy also agreed that, unless compelled by law, he will not at any time use or disclose the Company’s confidential information.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains three equity compensation plans: the 2005 Performance Incentive Plan, the 1999 Stock Award Plan, and the ESPP. These plans have each been approved by the Company’s shareholders.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options and other rights, and the number of shares remaining available for future award grants as of January 31, 2009.

Number of Shares of
Common Stock
Remaining Available
for Future Issuance
	Number of Shares of		Under Equity
	Common Stock to be	Weighted-Average	Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options	Outstanding Options	Reflected in the First
Plan category	Warrants and Rights	Warrants and Rights(1)	Column)

Equity compensation plans approved by shareholders	2,219,248	$18.57	6,348,087(2)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	2,219,248	$18.57	6,348,087

(1)	This number reflects the weighted-average exercise price of outstanding options and SARs and has been calculated exclusive of stock units and other rights payable in an equivalent number of shares of Company common stock.

(2)	Of the aggregate number of shares that remained available for future issuance, 6,106,393 were available under the 2005 Performance Incentive Plan and 241,694 were available under the ESPP. Shares authorized for issuance under the 2005 Performance Incentive Plan generally may, subject to certain limitations set forth in that plan, be used for any type of award authorized under that plan including, but not limited to, stock options, SARs, restricted stock, stock units, and stock bonuses. No new awards may be granted under the 1999 Stock Award Plan. This table does not reflect the 1,000,000 additional shares that will be available under the ESPP if shareholders approve the proposal to amend the ESPP.

CORPORATE GOVERNANCE

The Company’s Board of Directors and management are committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. The Board of Directors and management review the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of NASDAQ. The Company maintains numerous good governance practices and policies, including:

•	a majority of the members of the Company’s Board of Directors are independent;

•	the charter for each committee of the Board of Directors is reviewed and, if warranted, amended on at least an annual basis;

•	all members of the Audit, Compensation, and Nominating and Governance Committees meet the appropriate tests for independence; and

•	the Company has a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Conduct”) that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller or other persons performing similar functions, in addition to other ethics codes that apply to all officers and employees and to the Company’s directors.

The Code of Conduct is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Code of Conduct is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Senior Financial Officer Code of Conduct” under the “Corporate Governance” heading. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver, including any implicit waiver, from a provision of the Code of Conduct to its Chief Executive Officer, Chief Financial Officer, Controller or other persons performing similar functions, it will disclose the nature of such amendment or waiver on its website.

RELATED PARTY TRANSACTIONS POLICY

The Company’s Board of Directors has adopted a written Related Party Transactions Policy (the “Policy”). The purpose of the Policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the aggregate amount involved exceeds $10,000 and (iii) a related person has or will have a direct or indirect material interest. For purposes of the Policy, a related person is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of the Company’s common stock, (c) any immediate family member of any of the foregoing persons, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial ownership interest.

Pursuant to the Policy, the Chief Financial Officer is required to create a master list of related persons and identify any related party transaction. Once a related party transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee is to consider all relevant facts and circumstances of the related party transaction available to the Audit Committee. The Audit Committee may approve only those related party transactions that are just and reasonable to the Company, as the Audit Committee determines in good faith. No member of the Audit Committee will participate in any consideration of a related party transaction with respect to which that member or any of his or her immediate family is a related person.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with the Company’s Board of Directors, c/o Corporate Secretary, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806. All mail received will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and obviously frivolous or inappropriate communications will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate executive. Any items not forwarded pursuant to this policy will be made available to any director who requests them. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board or Lead Director, as appropriate. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll-free call in the United States to our Corporate Governance Hotline at (800) 850-9537. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.

OTHER MATTERS

Management does not know of any other matters to be presented at the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, a shareholder’s signed proxy card gives discretionary authority to the “proxies” named in the proxy card to vote on those matters according to their best judgment.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

The Company’s Annual Report on Form 10-K for the year ended January 31, 2009, as filed with the SEC, is available free of charge on the Company’s website at www.pacsun.com and, upon request, a copy will be furnished by the Company to any shareholder free of charge. Any shareholder desiring a copy should write to the Company at the address set forth on the cover page of this proxy statement, attention: Michael L. Henry, Senior Vice President, Chief Financial Officer and Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

Michael L. Henry
Senior Vice President, Chief Financial Officer
and Secretary

Anaheim, California
April 23, 2009

Appendix A
PACIFIC SUNWEAR OF CALIFORNIA, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective as of January 23, 2007, as Further Amended Effective as
of March 31, 2009)
          The following constitute the provisions of the Pacific Sunwear of California, Inc. Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”). The Plan was first adopted by the Board of Directors (the “Board”) of Pacific Sunwear of California, Inc., a California corporation (and its successors, the “Corporation”), on November 19, 1997. The Plan was approved by the Corporation’s shareholders on May 21, 1998. The amended and restated version of the Plan became effective as of January 23, 2007 and is further amended, effective March 31, 2009.
1.	PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Corporation.

2.	DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.
“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).
“Board” has the meaning set forth in the preamble.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Commission” means the U.S. Securities and Exchange Commission.
“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.
“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.
“Compensation” means an Eligible Employee’s regular earnings, overtime pay, sick pay, shift differential, shift premium, vacation pay, incentive compensation,

commissions and bonuses. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, performance awards, auto allowances, tuition reimbursement and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Corporation or any Subsidiary (including, without limitation, the Corporation’s Executive Deferred Compensation Plan).
“Contributions” means the bookkeeping amounts credited to the Account of a Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Stock under and in accordance with this Plan.
“Corporation” has the meaning set forth in the preamble.
“Effective Date” means January 1, 1998, the original effective date of this Plan. The amendment and restatement of the Plan became effective as of January 23, 2007 and is further amended, effective as of March 31, 2009.
“Eligible Employee” means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary.” Notwithstanding the foregoing, “Eligible Employee” shall not include any employee:
(a)	who has not completed at least three (3) months of continuous employment with the Corporation or a Subsidiary; or

(b)	whose customary employment is for not more than five months in a calendar year; or

(c)	who is (i) a highly compensated employee (within the meaning of Section 414(q) of the Code) and (ii) an officer of the Corporation or a Subsidiary, and who the Committee determines, in its sole discretion, will not be eligible to participate in this Plan.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.
“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.
“Fair Market Value” on any date means:
(a)	if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on the Composite

Tape, as published in The Wall Street Journal, or reported by such other source as the Committee deems reliable, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock as quoted on such Composite Tape and as published in The Wall Street Journal or reported by such other source as the Committee deems reliable on the next preceding date on which there was trading in the shares of Common Stock;
(b)	if the Common Stock is not listed or admitted to trade on a national securities exchange, but is traded on the Nasdaq Global Select Market or the Nasdaq SmallCap Market or through a similar market, the closing sales price for a share of Common Stock (or the closing bid for a share of Common Stock if no sales of Common Stock were reported on the relevant date) as quoted on such exchange or market with the greatest volume of trading in the Common Stock on the relevant date) on such date or, if such date is not a market trading date, on the last market trading day prior to such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)	in the absence of market or exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.
“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.
“Individual Limit” has the meaning given to such term in Section 4(b).
“Offering Period” means the six (6) consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period; provided further that the Grant Date for an Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.
“Option” means the stock option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.
“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).
“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.
“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).
“Plan” has the meaning set forth in the preamble.
“Subscription Agreement ” means the written agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.
“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.
3.	ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.
4.	STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS
(a)	Aggregate Share Limit. Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan is 2,107,500[1] shares, subject to adjustments pursuant to Section 17.

(b)	Individual Share Limit. With respect to Offering Periods commencing on or after January 1, 2009, the maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 10,000, subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without shareholder approval.

(c)	Shares Not Actually Delivered. Shares that are subject to or underlie Options, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

[1]	The current aggregate share limit for this Plan is 1,107,500 shares. Shareholders are being asked to approve an amendment to this Plan that would increase this aggregate share limit by an additional 1,000,000 shares (so that the new aggregate share limit for this Plan would be 2,107,500 shares).

5.	OFFERING PERIODS

During the term of this Plan, the Corporation will grant Options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, an Offering Period that commences on or about July 1 will end the following December 31 and an Offering Period that commences on or about January 1 will end the following June 30. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no shares of Common Stock remain available for Options pursuant to Section 4.
6.	PARTICIPATION
(a)	Enrollment. An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Employee and be filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b)	Contribution Limits. Notwithstanding the foregoing, a Participant may not elect to contribute less than one percent (1%) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions. The Committee also may prescribe other limits, rules or procedures for Contributions.

(c)	Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be executed and filed with the Corporation.
7.	METHOD OF PAYMENT OF CONTRIBUTIONS
(a)	Participation Accounts. The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant.

The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)	Payroll Deductions. Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last date of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.

(c)	Changes in Contribution Elections. A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Corporation’s receipt of such election. Except as contemplated by Section 7(d), changes in Contribution levels may not take effect during an Offering Period. Other modifications or suspensions of Subscription Agreements are not permitted.

(d)	Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(d) with respect to an Offering Period shall only be effective, however, if it is received by the Corporation prior to the Exercise Date of that Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). Partial withdrawals of Accounts are not permitted.

(e)	Leaves of Absence. During leaves of absence approved by the Corporation or a Participating Subsidiary and meeting the requirements of Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

8.	GRANT OF OPTION
(a)	Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock. The Option shall be exercised on the Exercise Date. The number of shares of Common Stock subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the limits of Section 8(c).

(b)	Option Price. The Committee shall establish the method for determining the Option Price per share of the shares subject to an Option for an Offering Period prior to the start of that Offering Period in accordance with this Section 8(b). The Committee may provide prior to the start of an Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period, or (2) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a share of Common Stock.

(c)	Limits on Share Purchases. Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in the effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:
(1)	it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or

(2)	such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.
For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.
9.	EXERCISE OF OPTION
(a)	Purchase of Shares. Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

(b)	Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.
10.	DELIVERY OF SHARES

As soon as administratively practicable after the Exercise Date, the Corporation shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her Option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such shares.

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS
(a)	General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, quit, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(d), at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b)	Change in Eligible Status; Leave. If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Corporation or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Corporation or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Corporation or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Corporation or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with the first paragraph of this Section 11(a)).

(c)	Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d)	Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Corporation or another Subsidiary.

12.	ADMINISTRATION
(a)	The Committee. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)	Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes.

(c)	Decisions of the Committee are Binding. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d)	Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e)	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

(f)	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or a Subsidiary.
13.	DESIGNATION OF BENEFICIARY

If the Committee permits beneficiary designations with respect to this Plan, then each Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any shares or cash from or with respect to such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan. Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate).

If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death (or in the event the Committee does not permit beneficiary designations under this Plan), the Corporation shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

If a Participant’s death occurs before the end of an Offering Period or subsequent to the end of an Offering Period but prior to the delivery to him or her or for his or her benefit of any shares deliverable under the terms of this Plan, and the Corporation has notice of the Participant’s death, then any shares purchased for that Offering Period and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person entitled to such payment pursuant to this Section 13). If the Committee permits beneficiary designations with respect to this Plan, any such designation shall have no effect with respect to shares purchased and actually delivered (or credited, as the case may be) to or for the benefit of the Participant.
14.	TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.
15.	USE OF FUNDS; INTEREST

All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation and, except for any shares that may be reserved on the books of the Corporation for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.
16.	REPORTS

Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.
18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Corporation, or any other event described in Section 17 that the Corporation does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION
(a)	Effective Date; Termination. Subject to Section 19(b), this Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after January 1, 2017 and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.

(b)	Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Shareholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b)

shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.
(c)	Certain Additional Committee Authority. Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date shareholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require shareholder approval.
20.	NOTICES

All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.	PLAN CONSTRUCTION
(a)	Section 16. It is the intent of the Corporation that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange

Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.
(b)	Section 423. This Plan and Options are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c)	Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.
23.	EMPLOYEES’ RIGHTS
(a)	No Employment Rights. Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)	No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation.

(c)	No Shareholder Rights. A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS
(a)	Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of California.

(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)	Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(d)	No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Corporation or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Corporation or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.
25.	TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Corporation may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Corporation reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).

Should the Corporation for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Corporation or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the

Code, the Corporation or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event.
26.	NOTICE OF SALE

Any person who has acquired shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares were acquired.
          IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Plan on this ___ day of April, 2009.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

By:

Its:

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 29, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/PSUN • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in proposal 1 and FOR proposal 2 and 3.

1.	Election of director:	For	Against	Abstain		For	Against	Abstain	+

	01 - Pearson C. Cummin III (Class I director)	☐	☐	☐	03 - George R. Mrkonic (Class III director)	☐	☐	☐

	02 - William Cobb (Class III director)	☐	☐	☐	04 - Michael Goldstein (Class III director)	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Amendment of the Company’s Amended and Restated Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an additional 1,000,000 shares.	☐	☐	☐	3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010.	☐	☐	☐

In their discretion, the persons named as proxies are authorized to vote upon any other matters as may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PACIFIC SUNWEAR OF CALIFORNIA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2009
The undersigned, a shareholder of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended January 31, 2009; and, revoking any proxy previously given, hereby constitutes and appoints Sally Frame Kasaks and Michael Henry, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806 on Friday, May 29, 2009 at 9:00 a.m. local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES AND “FOR” PROPOSALS 2 AND 3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES WILL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.